OPERATING AGREEMENT

OF

MS INLAND FUND, LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

Dated as of

April ___, 2007

Table of Contents

Page(s)

ARTICLE 1 DEFINITIONS

1

1.1

Definitions

1

1.2

Construction

9

1.3

Headings

9

1.4

Captions

9

ARTICLE 2 FORMATION OF COMPANY

9

2.1

Effect of this Agreement and the Delaware Act

9

2.2

Name

9

2.3

Principal Place of Business

9

2.4

Registered Office and Registered Agent

9

2.5

Filing of Documents

10

2.6

Qualification in Foreign Jurisdictions

10

2.7

Ownership; Waiver of Right of Partition

10

2.8

Limitations

10

2.9

Term

10

2.10

Modification to Structure for ERISA Issues

10

2.10

Modification to Structure for ERISA Issues

11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

11

3.1

Authority; Enforceability

11

3.2

Securities Compliance

11

3.3

Compliance With Anti-Terrorism Laws

11

3.4

Financial Capacity

12

ARTICLE 4 BUSINESS OF COMPANY; INVESTMENT ACTIVITIES

12

4.1

Business of the Company

12

4.2

Acquisition of Existing Portfolio Interest

12

4.3

Identification of Potential Projects/Evaluation Costs

12

4.4

Financing

14

4.5

Guarantees

14

4.6

Standard of Care

14

4.7

Exclusivity

14

4.8

Project Entity Formation

15

ARTICLE 5 MANAGEMENT OF THE COMPANY

15

5.1

Management

15

5.2

Major Decisions

16

5.3

Meetings

19

5.4

Investment Advisor

19

5.5

Liability for Certain Acts

20

5.6

Representatives Have No Exclusive Duty to Company

20

5.7

Bank Accounts

20

5.8

Resignation; Removal

20

5.9

Compensation and Reimbursement

20

5.10

Officers

21

5.11

Indemnification of Officers

21

5.12

Project Entity Officers

21

i

ARTICLE 6 RIGHTS AND OBLIGATIONS OF MEMBERS

21

6.1

May Not Bind Company

21

6.2

Limitation on Liability

22

6.3

List of Members

22

6.4

Priority and Return of Capital

22

6.5

Members Have No Exclusive Duty to Company

22

6.6

Indemnification of Members

22

ARTICLE 7 CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

22

7.1

Capital Contributions

22

7.2

Withdrawal of Members’ Contributions to Capital

26

7.3

Capital Accounts

26

ARTICLE 8 ALLOCATIONS OF PROFITS AND LOSSES

27

8.1

Definitions Related to Allocations of Net Profits and Net Losses

27

8.2

Allocations of Fiscal Year Items

28

8.3

Proration of Items

29

8.4

Limitation on Loss Allocations

29

8.5

Intentions and Construction of Allocations

29

8.6

Special Allocations

29

8.7

Built-In Gain or Loss/Section 704(c) Tax Allocations

31

8.8

Recapture

31

8.9

Retention of Section 751 Assets

31

8.10

Prohibition Against Retroactive Allocations

31

8.11

Allocation of Nonrecourse Liabilities

31

ARTICLE 9 DISTRIBUTIONS TO MEMBERS

31

9.1

Operating Distributable Cash

31

9.2

Acquired Project Operating Distributable Cash

32

9.3

Capital Event Distributable Cash – Existing Portfolio Projects

32

9.4

 Capital Event Distributable Cash – Acquired Projects

33

9.5

Annual Reconciliation; Incentive Distribution for Existing Portfolio; Clawback

34

9.6

Limitation Upon Distributions

34

ARTICLE 10 CERTAIN FEES

34

10.1

Certain Fees to Inland and Inland Affiliates

34

ARTICLE 11 BOOKS AND RECORDS

35

11.1

Accounting Period

35

11.2

Records

35

11.3

Audits and Reports

35

11.4

Methods of Accounting

36

11.5

Tax Matters Member

37

11.6

Matters Concerning Banking

37

11.7

Company Attorney

37

ARTICLE 12 TRANSFERABILITY AND WITHDRAWAL

38

12.1

Transfer Limitations

38

12.2

Right of First Offer

38

12.3

Buy/Sell Agreement

39

12.4

Provisions Applicable to Right of First Offer and Buy/Sell Agreement

40

12.5

Certain Permitted Transfers by the Board

41

12.6

Certain Permitted Transfer by Inland

41

12.7

Termination of Obligations

41

ii

12.8

Restraining Order

42

12.9

No Termination

42

12.10

Withdrawal

42

ARTICLE 13 DISSOLUTION AND TERMINATION

42

13.1

Waiver of Rights

42

13.2

Voluntary Termination

42

13.3

Events of Involuntary Dissolution

42

13.4

Reformation of Company

43

13.5

Effect of Dissolution

43

13.6

Winding Up, Liquidation and Distribution of Assets

43

13.7

Certificate of Termination

44

13.8

Return of Contribution Nonrecourse to Other Members

44

ARTICLE 14 ADDITIONAL MEMBERS

44

14.1

Admission of a New Member

44

ARTICLE 15 MISCELLANEOUS PROVISIONS

45

15.1

Governing Laws

45

15.2

No Action for Partition

45

15.3

Execution of Additional Instruments

45

15.4

Waivers

45

15.5

Rights and Remedies Cumulative

45

15.6

Severability

45

15.7

Heirs, Successors and Assigns

45

15.8

Third Parties

45

15.9

Counterparts

45

15.10

Certification of Non-Foreign Status

45

15.11

Notices

46

15.12

Amendments and Waivers

46

15.13

Invalidity

46

15.14

Further Assurances

46

15.15

Time

46

15.16

General Statutory Override

46

15.17

Exculpation of the Board and Related Parties

46

EXHIBITS:

A

Evaluation Materials

B

Funding Conditions

C

Investment Guidelines

D

Form Project Entity Operating Agreement (Single Member)

E

Fee Schedule

F

Addresses for Notice

G

Form Property Management Agreement

H

Existing Portfolio

I

Contribution Agreement

J

Example of Dilution Calculation

K

Example of Capital Event Distributable Cash Calculation

L

Example of Section 7.1(d) Calculation

iii

OPERATING AGREEMENT

OF

MS INLAND FUND, LLC

(a Delaware limited liability company)

*  *  *  *  *

Transfer Restrictions

The interests in MS Inland Fund, LLC (the “Interests”) are subject to the restrictions on transfer and other terms and conditions set forth in this Agreement.

The Interests have been acquired for investment and have not been registered under (a) the securities laws of the State of Delaware (the “Delaware Securities Laws”), (b) any other state securities laws, or (c) the United States Securities Act of 1933, as amended (the “Securities Act”).

Neither the Interests nor any part thereof may be offered for sale, pledged, hypothecated, sold, assigned, or transferred except in compliance with the terms and conditions of this Agreement and

(1)

pursuant to an effective registration statement under the Delaware Act or in a transaction which either is exempt from registration under the Delaware Securities Laws or is otherwise in compliance with the Delaware Securities Laws,

(2)

pursuant to an effective registration statement under any other applicable state securities laws or in a transaction which either is exempt from registration under any such laws or is otherwise in compliance with such laws, and

(3)

pursuant to an effective registration statement under the Securities Act or in a transaction which either is exempt from registration under the Securities Act or is otherwise in compliance with the Securities Act.

*  *  *  *  *

OPERATING AGREEMENT

OF

MS INLAND FUND, LLC

(a Delaware limited liability company)

THIS OPERATING AGREEMENT (this “Agreement”), dated as of April ____, 2007, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Inland”), and THE FLORIDA RETIREMENT SYSTEM TRUST FUND, as defined in Florida Statutes Section 121.021(36), acting by and through The State Board of Administration of the State of Florida, a body created under the laws of the State of Florida (the “Board”).

Statement of Background

In consideration of foregoing and of the mutual agreements and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Definitions.  The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein);

“Acquired Project” means any Approved Project (other than an Existing Portfolio Project) acquired by a Project Entity, including, without limitation, any Additional Inland Project.

“Acquired Portfolio Distributable Cash” means the excess of revenues derived by the Company from the operation of Acquired Projects (exclusive of any Capital Event Distributable Cash), less:  (i) all expenditures for costs and expenses relating to the ordinary and necessary operations of such Acquired Projects, including, but not limited to, third party debt service, commissions, management fees, service charges, insurance charges, legal expenses, salaries, payments to employees and independent contractors, taxes, supplies, and other items which are normally considered operating expenses and (ii) reasonable reserves.

“Acquisition Contract” means a purchase and sale contract entered into by the Company or a Project Entity for the acquisition of a Potential Project other than a Potential Project that would be an Additional Inland Project if acquired by the Company.

“Additional Capital Contribution” has the meaning set forth in Section 7.1(c).

“Additional Inland Project” means any Acquired Project(s) acquired from Inland or any Affiliate of Inland having in the aggregate a value of at least $164,000,000.  Solely for the purposes of Article 9 of this Agreement, Additional Inland Projects shall be deemed to be Existing Portfolio Projects.

“Additional Inland Project Contribution Agreement” has the meaning set forth in Section 4.3(a) hereof.

“Additional Inland Project Initial Approval Period” has the meaning set forth in Section 4.3(a) hereof.

“Additional Inland Project Value” means the value of any Additional Inland Project as set forth in an Additional Inland Project Contribution Agreement submitted to and approved by the Executive Committee.

 “Affiliate” means with respect to any Person, (a) in the case of an individual, any relative of such Person, (b) any officer, director, trustee, partner, manager, employee or holder of 10% or more of any class of the voting securities of or equity interest in such Person; (c) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (d) any officer, director, trustee, partner, manager, employee or holder of 10% or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person.

“Aggregate Fair Market Value” has the meaning set forth in Section 13.6(c) hereof.

“Agreement” means this Agreement as originally executed and as amended from time to time in accordance with the provisions of Section 15.12.

“Annual Budget” has the meaning set forth in Section 11.3(a).

“Approved Annual Budget” means an Annual Budget approved unanimously by the Executive Committee pursuant to Section 5.2 hereof.

“Approved Project” means any Potential Project submitted by Inland to the Executive Committee for consideration for which the Executive Committee has granted Final Approval.

“Approved Project Budget” means with respect to any Approved Project, a Project Budget submitted by Inland to the Executive Committee and unanimously approved and adopted by the Executive Committee in accordance with Section 5.2 hereof.

“Articles of Organization” means the Articles of Organization of the Company, as filed with the Secretary of State of Delaware and as the same may be amended from time to time.

“BIC Funds” has the meaning set forth in Section 7.1(b) hereof.

“Board Funding Commitment” means (i) the equity required to acquire eighty percent (80%) of the Existing Portfolio Projects as the same are set forth on Exhibit H, and as the same may be amended from time to time, but in no case to exceed $200,000,000, which sum shall be contributed by the Board to the Company, a portion of which amount shall be distributed by the Company to Inland in accordance with the Contribution Agreement, plus (ii) $180,000,000, the maximum amount of Project Equity the Board has committed to contribute under this Agreement to acquire Approved Projects (other than the Existing Portfolio) through investment in one or more Project Entities as and when the Approved Projects are acquired.

“Board’s Initial Capital Contribution” means the equity contribution described in clause (i) of the definition of Board Funding Commitment.

“Book Value” shall mean, with respect to any Company asset, the asset’s adjusted basis for Federal income tax purposes, except that the Book Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Members), in accordance with the rules set forth in Regulations Section l.704-1 (b)(2)(iv)(f), immediately prior to: (a) the date of the acquisition of any additional Membership Interest by any new or existing Member in exchange for services or for more than a de minimis Capital Contribution, or (b) the date of the distribution by the Company of more than a de minimis amount of property to a Member as consideration for a Membership Interest; provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the Members determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

“Capital Account” has the meaning set forth in Section 7.3 hereof.

“Capital Commitment” means, as applicable, either the Board Funding Commitment or the Inland Funding Commitment.

“Capital Contribution” means the contributions to the capital of the Company made by a Member pursuant to this Agreement. The Members hereby acknowledge and agree that for all purposes of this Agreement, upon the contribution of the Existing Portfolio to the Company pursuant to and in accordance with the terms of the Contribution Agreement, Inland shall be deemed to have made a Capital Contribution to the Company in an amount equal to (x) the Existing Portfolio Value, minus (y) Board’s Initial Capital Contribution, as and when contributed to the Company.

“Capital Event” means any sale, financing or refinancing, condemnation, or realization of insurance claims paid in connection with any casualty loss in connection with any Acquired Project or Existing Portfolio Project.

“Capital Event Distributable Cash” means the excess revenues derived by the Company from a Capital Event, less all amounts required to pay any and all costs, charges and expenses associated with the transaction giving rise to the revenue, less amounts required to fund a reserve in an amount sufficient in the reasonable discretion of the Manager to cover anticipated expenses and liabilities that would not otherwise be provided for.  Capital Event Distributable Cash shall not include BIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 7.1(b), (d) and (e).

“Catch-Up Balance” has the meaning set forth in Section 7.1(d) hereof.

“Closing” has the meaning set forth in Section 12.4 hereof.

“Closing Date” has the meaning set forth in Section 12.4 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means MS Inland Fund, LLC, a Delaware limited liability company.

“Company Minimum Gain” has the meaning set forth in Section 8.1 hereof.

“Contribution Agreement” means a contribution agreement substantially in the form of Exhibit I attached hereto and hereby made a part hereof to be entered into by Inland and the Company pursuant to which Inland shall contribute one hundred percent (100%) of its ownership interest in the Existing Portfolio SPEs to the Company.

“Core Plus Project” means a Potential Project which, based upon the Investment Guidelines, is designated by the Executive Committee as a “Core Plus Project” during the Evaluation Period.

“Core Plus Project Entity” means any Project Entity acquiring title to a Potential Project designated as a Core Plus Project.

“Core Plus Project IRR” means, with respect to each Core Plus Project Entity, the discount rate (expressed as a percentage return), compounded monthly, at which the sum of (a) the present value  (determined as of the date of each Capital Contribution with respect to such Core Plus Project Entity) of all Project Equity invested by the Members in such Core Plus Project Entity, as the case may be, through the date of calculation (expressed as a negative number) and (b) the present value of all Distributable Cash received by the Members attributable to such Core Plus Project Entity (expressed as a positive number) equals zero.  Core Plus Project IRR shall be calculated using the latest version of the Microsoft Excel® electronic spreadsheet IRR Financial Function.

 “Default Event” means with respect to or by either Inland or the Board (i) the declaration of bankruptcy, (ii) an appointment of a trustee, liquidator or receiver, (iii) a failure to generally pay its debts as they become due, (iv) a failure to timely perform its obligations under this Agreement, including, without limitation, the obligation to make any Additional Capital Contributions, (v) any attempted assignment of its Interests (in whole or in part) not expressly permitted in this Agreement, (vi) being found guilty of a felony, fraud or wrongdoing in connection with any business activity of the Company, (vii) the intentional misapplication of funds of the Company, (viii) the intentional misrepresentation by it or any Affiliate of a material fact to another Member of the Company or such Member’s Representative, (ix) Inland Management is in default in the observance or performance of its obligations as Property Manager pursuant to any property management agreement with the Company or a Project Entity and such default is continuing beyond any applicable grace, notice or cure period, (x) a writ of attachment against either Inland or the Board, and (xi) a dissolution of either Inland or the Board.  The matters set forth in clauses (iv), (v), (vi) and (vii) above shall not constitute a Default Event if such matter does not pertain to wrongdoing involving a criminal conviction and such matter is cured within thirty (30) days following receipt of notice of such failure from the other Member, unless such matter by its very nature is incapable of being cured within such thirty (30) day period and the defaulting Member has commenced and is diligently pursuing a cure, in which event such defaulting Member shall have a commercially reasonable period not to exceed ninety (90) days to effect such cure.

“Default Sale Period” has the meaning set forth in Section 12.4 hereof.

“Delaware Act” means the Delaware Limited Liability Company Act (as from time to time amended).

“Delaware Securities Laws” means the securities laws of the State of Delaware.

“Deposit” has the meaning set forth in Section 12.4(b) hereof.

“Distributable Cash” means, collectively, the Capital Event Distributable Cash and the Operating Distributable Cash.  Distributable Cash shall not include BIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 7.1(b), (d) and (e).

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, any foreign trust or foreign business organization, or any other business entity or organization.

“Evaluation Materials” means (i) with respect to each Potential Project, the information set forth on Exhibit A attached hereto and hereby made a part hereof; and (ii) with respect to the Existing Portfolio, the information set forth on Exhibit A that is in Inland’s possession.

“Evaluation Period” has the meaning set forth in Section 4.3 below.

“Exclusive Market Area” means the major metropolitan areas of California, Oregon, Washington, Arizona, Nevada and Colorado.

“Executive Committee” means a committee of five (5) members which shall manage the day to day affairs of the Company consisting of three (3) Representatives of the Board and two (2) Representatives of Inland.

“Existing Portfolio” the retail properties more particularly described on Exhibit H attached hereto, which properties will be contributed by Inland to the Company pursuant to and in accordance with the provisions of the Contribution Agreement.

“Existing Portfolio Distributable Cash” means the excess of revenues derived by the Company from the operation of the Existing Portfolio Projects (exclusive of any Capital Event Distributable Cash), less:  (i) all expenditures for costs and expenses relating to the ordinary and necessary operations of such Existing Portfolio Projects, including, but not limited to, third party debt service, commissions, management fees, service charges, insurance charges, legal expenses, salaries, payments to employees and independent contractors, taxes, supplies, and other items which are normally considered operating expenses and (ii) reasonable reserves, including without limitation budgeted capital items.

“Existing Portfolio Project” means each of the retail properties contained within the Existing Portfolio which are contributed by Inland to the Company or, as the case may be, one or more Project Entities.

“Existing Portfolio Project Equity” means the aggregate amount of Project Equity invested by the Members in the Project Entities holding title to the Existing Portfolio Projects.

“Existing Portfolio SPE” means a single purpose limited liability company or limited partnership which owns an Existing Portfolio Project and wholly owned, directly or indirectly, by Inland prior to the consummation of the transactions contemplated in the Contribution Agreement.

“Existing Portfolio Value” means the difference between (a) $336,000,000.00, the aggregate agreed gross value of the Existing Portfolio Projects, and (b) the amount of any assumed indebtedness as of the date of contribution of the ownership interest in the Existing Portfolio SPEs to the Company pursuant to the terms of the Contribution Agreement.

“Fair Market Value” has the meaning set forth in Section 13.6(c) hereof.

“Final Approval” means with respect to any Potential Project for which Initial Approval has been granted, the Executive Committee’s approval to acquire such Potential Project.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Formation Documents” means for each Project Entity, the formation and organizational documents for such Project Entity, which shall be substantially in the form of Exhibit D attached hereto.

“Funding Conditions” means the matters set forth on Exhibit B attached hereto and hereby made a part hereof.

“Funding Member” has the meaning set forth in Section 7.1(g) hereof.

“Identified Project” has the meaning set forth in Section 4.7(b) hereof.

“Initial Approval” means with respect to any Potential Project, the Executive Committee’s approval to pursue such Potential Project during the Initial Approval Period or the Additional Inland Project Initial Approval Period.

“Initial Approval Period” has the meaning set forth in Section 4.3(a) hereof.

“Initial Percentage Interest” means eighty percent (80%) for the Board and twenty percent (20%) for Inland.

“Initiator” has the meaning set forth in Section 12.3(a) hereof.

“Inland Funding Commitment” means (i) one hundred percent (100%) of Inland’s equity ownership interest in the Existing Portfolio SPEs, which ownership interests will be contributed by Inland to the Company in accordance with the provisions of the Contribution Agreement, plus (ii) $45,000,000, the maximum amount of Project Equity Inland has committed to contribute under this Agreement to acquire Approved Projects (other than the Existing Portfolio) through investment in one or more Project Entities as and when the Approved Projects are acquired.

“Inland Management” means, as applicable, Inland Southwest Management LLC, Inland US Management LLC, Inland Pacific Management LLC or any successor entity by merger or consolidation which is an Affiliate of Inland.

“Inland Precluded Activities” has the meaning set forth in Section 4.7 hereof.

“Interests” means interests of each Member in the Company.

“Internal Rate of Return” or “IRR” means the discount rate (expressed as a percentage return), compounded monthly, at which the sum of (a) the present value of all Project Equity invested by the Members, as the case may be, through the date of calculation (expressed as a negative number) and (b) the present value of all Distributable Cash received by the Members through the date of calculation (expressed as a positive number) equals zero. IRR shall be calculated using the latest version of the Microsoft Excel® electronic spreadsheet IRR Financial Function.

“Intra-Member Purchase Price” has the meaning set forth in Section 12.4 hereof.

“Investment Advisor” means, initially, MSRE, or such other Entity the Board may designate from time to time by written notice to Inland.

“Investment Guidelines” means certain investment parameters established by the Company for identifying potential Projects, which guidelines are more particularly described on Exhibit C attached hereto and hereby made a part hereof.

“Investment Period” means that period commencing on the date of this Agreement and ending on the date which is the second (2nd) anniversary of the date of this Agreement or sooner if the Capital Commitment has been fully funded; provided, however, the Investment Period may be extended for a period of one (1) additional year upon the unanimous consent of the Executive Committee.

“Liquidation Notice” has the meaning set forth in Section 13.6(c) hereof.

“Major Decisions” has the meaning set forth in Section 5.2 hereof.

“Manager” means Inland or a successor appointed by the Executive Committee.

“Market Area” means the major metropolitan areas of California, Oregon, Washington, Arizona, Nevada, Colorado, Florida, Georgia, South Carolina, North Carolina, Virginia, Maryland and Texas and each state now or hereafter identified as contained within the Target Market.

“Member” means each of the Board and Inland.

“Member Minimum Gain” has the meaning set forth in Section 8.1 hereof.

“Member Nonrecourse Debt” has the meaning set forth in Section 8.1 hereof.

“Member Nonrecourse Deductions” has the meaning set forth in Section 8.1 hereof.

“Membership Interest” means a Member’s entire interest in the Company including such Member’s Percentage Interest and any other rights granted pursuant to the Delaware Act.

“MSRE” means Morgan Stanley Real Estate Advisor, Inc., the Board’s initial Investment Advisor under this Agreement.

“Net Losses” and “Net Profits” have, respectively, the meanings set forth in Section 8.1 hereof.

“Non-Funding Member” has the meaning set forth in Section 7.1(g) hereof.

“Nonrecourse Deductions” has the meaning set forth in Section 8.1 hereof.

“Nonrecourse Liability” has the meaning set forth in Section 8.1 hereof.

“Operating Distributable Cash” means, as applicable, the Acquired Portfolio Distributable Cash and the Existing Portfolio Distributable Cash.  Operating Distributable Cash shall not include BIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 7.1(b), (d) and (e).

“Percentage Interest” means, at any given time, the interest of each Member in the Company, which is the proportion that a Member’s Capital Contribution bears to the aggregate amount of Capital Contributions of all other such Members, as the same may be adjusted pursuant to Section 7.1(g) below.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

“Portfolio” means, at any given time, all of the Acquired Projects and the Existing Portfolio Projects.

“Potential Project” means, except to the extent such existing retail development is not applicable pursuant to the terms of Section 4.7(a), any existing retail development in the Market Area, which Inland deems appropriate to submit to the Executive Committee for consideration as a potential investment opportunity for the Company.

“Priority Loan” means any loan to the Company made by a Member pursuant to Section 7.1(f) hereof, which loans shall bear interest at a compounding annual interest rate equal to the lesser of 18% or the highest rate allowed by applicable law.

“Project Budget” is defined in item (c) on Exhibit A attached hereto and hereby made a part hereof.

“Project Entity” means the Existing Portfolio SPEs and any other single purpose corporation, partnership or limited liability company in which the Company has an ownership interest formed in accordance with the provisions of Section 4.8 hereof for the purpose of acquiring, owning, and operating an Approved Project.

“Project Equity” means, as applicable, (i) the aggregate amount of capital a Member is required to contribute to a Project Entity in connection with the acquisition of an Approved Project as set forth in the Approved Project Budget for such Approved Project, (ii) the aggregate amount of capital a Member is required to contribute to the Company in connection with the acquisition of one hundred percent (100%) of Inland's ownership interests in the Existing Portfolio SPEs in accordance with the Contribution Agreement, and (iii) any additional capital contributed by any such Member pursuant to this Agreement which is designated or deemed Project Equity.

“Property Manager” means, initially, Inland Management or any successor Entity with whom a Project Entity contracts to provide property management and leasing services pursuant to an agreement substantially in the form of Exhibit G attached hereto.

“Proportionate Share” has the meaning set forth in Section 7.1(c) hereof.

“Proposed Net Value” is defined in Section 12.3(a) hereof.

“Pursuit Costs” has the meaning set forth in Section 4.3(b) hereof.

“Reconciliation Calculation” has the meaning set forth in Section 9.5 hereof.

“Representative” means any officer, director or employee of such Member or, in the case of the Board, any Person on the Board’s staff, the Investment Advisor and/or any Person on the Investment Advisor’s staff, selected by such Member to represent such Member on the Executive Committee.

“Required Third Party Price” has the meaning set forth in Section 12.2 hereof.

“Reserves” means, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Executive Committee for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

“Respondent” is defined in Section 12.2(a) hereof.

“Section 7.1 Amount” has the meaning set forth in Section 7.1(c) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Sell Trigger Notice” is defined in Section 12.2(a) hereof.

“Target Market” means the Market Area plus the major metropolitan areas of those states identified by the Executive Committee pursuant to Section 5.2(pp) hereof

“Tax Matters Member” means for purposes of Code §§ 6221 through 6233, and the initial Tax Matters Member (“TMM”) shall be Inland.

“Third Party Sale Period” has the meaning set forth in Section 12.2 hereof.

“Total Liquidation Price” has the meaning set forth in Section 13.6(c) hereof.

“Treasury Regulations” or “Regulations” means the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time; all references in this Agreement to a specific section of the Regulations shall be deemed also to refer to any corresponding provision of succeeding regulations.

“Trigger Date” has the meaning set forth in Section 12.2 hereof.

“Undertakings” has the meaning set forth in Section 15.17 hereof.

“Unresolved Major Decision” means any outstanding Major Decision which the Executive Committee is unable to resolve by a unanimous vote of its members (including an inability to reach agreement with respect to an unfilled vacancy on the Executive Committee as provided in Section 5.8) within sixty (60) days after its presentation to the Executive Committee for consideration.

1.2

Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

1.3

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

1.4

Captions.  Titles and captions are inserted for convenience only and in no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions and in no way are to be construed to affect the meaning or construction of this Agreement or any of its provisions.

ARTICLE 2
FORMATION OF COMPANY

2.1

Effect of this Agreement and the Delaware Act.  Except as otherwise specifically provided for in this Agreement, the rights and obligations of the Members and the administration, dissolution, liquidation, and termination of the Company shall be governed by the Delaware Act.

2.2

Name.  The name of the Company is “MS Inland Fund, LLC.”

2.3

Principal Place of Business.  The mailing address and principal place of business of the Company shall be c/o The Inland Real Estate Group of Companies, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523.  The Company may locate its places of business and registered office at any other place or places as the Manager may from time to time deem advisable.

2.4

Registered Office and Registered Agent.  The Company’s initial registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.  The registered office and registered agent may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Secretary of State of Delaware pursuant to the Delaware Act and the applicable rules promulgated thereunder.

2.5

Filing of Documents.  If not already so filed, immediately following the execution of this Agreement, the Executive Committee shall cause the Certificate of Formation to be filed at all appropriate offices in accordance with the provisions of the Delaware Act.  The Executive Committee will take all necessary action to cause the Company to execute, acknowledge, file, record or publish, as necessary, such amendments to this Agreement as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Delaware Act.

2.6

Qualification in Foreign Jurisdictions.  Prior to the Company’s conducting business in any state other than Delaware, the Manager will cause the Company to qualify the Company as a foreign limited liability company in that jurisdiction to the extent such qualification is required by applicable law or otherwise deemed necessary or advisable  by Manager.  At the request of the Manager each Member will execute, acknowledge, swear to and deliver all certificates and other instruments that conform to this Agreement and that are necessary or appropriate to qualify, continue or withdraw the Company as a foreign limited liability company in any such jurisdiction.

2.7

Ownership; Waiver of Right of Partition.  The interest of each Member in the Company shall be personal property for all purposes.  All property and interests in property, real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of such property or interest owned by the Company except as a Member in the Company.  Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

2.8

Limitations.  The relationship between and among the parties hereto shall be limited to the carrying on of the business of the Company in accordance with the terms of this Agreement.  No Member, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of any other Member or the Company except as expressly provided in this Agreement.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than under the Code and the Treasury Regulations and other applicable federal and state tax laws, and this Agreement shall not be construed to suggest otherwise.

2.9

Term.  The term of the Company shall be for a period of seven (7) years from after the date of this Agreement, unless earlier terminated in accordance with the provisions of this Agreement or the Delaware Act.  However, the Executive Committee shall have two (2)

one-year options to extend the term of the Company as a Major Decision in accordance with Section 5.2(dd) hereof on or before the date which is three (3) months prior to the expiration of the current term.

2.10

Modification to Structure for ERISA Issues.  In order to qualify and/or preserve the status of the Company as an “operating company” under the plan asset rules of ERISA codified at 29 C.F.R. § 2510.3-101 (the “Plan Asset Rules”), the Members each agree for the benefit of the Company to consent to modifications unanimously approved from time to time by the Executive Committee to the structure of the Company and to the terms of this Agreement including, without limitation the Capital Contribution and allocation and distribution provisions set forth in Articles 7 and 9.  In the event of any conflict or inconsistency between the terms of this Section 2.10 and any other provision of this Agreement, the terms of this Section 2.10 shall control.

2.11

REIT Issues.  Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Company, the Project Entities and the Portfolio, Inland shall have the right to cause the Company, any Project Entity and/or the Property Managers to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of Inland as a real estate investment trust under Section 856 of the Code (a “REIT”), (ii) preserve the continued qualification of any Affiliates of Inland as taxable REIT subsidiaries, and (iii) avoid the imposition of additional taxes on Inland under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the “REIT Rules”).  The Members agree that in the event that Inland proposes to take an action (or cause the Company or any Project Entity to take any action) to ensure the continued qualification of Inland as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland, Inland shall (x) notify the Executive Committee regarding such action and (y) not have liability to any other Member for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions provided that Inland acts in good faith to determine and implement a course of action that preserves Inland’s REIT status or avoids the imposition of additional taxes on Inland in a manner which minimizes the adverse effects on any other Member’s rights and obligations hereunder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each Member hereby represents and warrants to each other Member, severally and not jointly, with respect to himself as follows:

3.1

Authority; Enforceability.  The execution of this Agreement has been duly authorized by all necessary corporate, partnership, or other action as required under all applicable laws and agreements and organizational documents to which such Member is subject.  This Agreement constitutes the legal, valid and binding obligation of such Member.

3.2

Securities Compliance.  Neither such Member nor any of its Affiliates, nor anyone authorized to act on its or their behalf, has offered, directly or indirectly, any interest in the Company or any security similar to such security the offering of which, for purposes of the Securities Act, would be deemed to be part of the same offering, or solicited any offer to acquire any interest in the Company or any security similar to such security in violation of Section 5 of the Securities Act, and neither it nor any of its Affiliates, nor anyone authorized to act on its or their behalf, will take any action which would subject the issuance or sale of any interest in the Company to the registration requirements of Section 5 of the Securities Act.

3.3

Compliance With Anti-Terrorism Laws.  By its execution of this Agreement, each Member hereby represents and warrants to the other that such Member (which for this purpose includes its partners, members, principal stockholders owning more than ten percent (10%) of the outstanding common stock of such Member, and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11 sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

3.4

Financial Capacity.  Each Member hereby represents and warrants to the other that it currently has the financial capacity to fully fund its respective Capital Commitment.

ARTICLE 4
BUSINESS OF COMPANY; INVESTMENT ACTIVITIES

4.1

Business of the Company.  The business of the Company shall be to (a) form and invest in one or more Project Entities (i) to acquire the Existing Portfolio, and (ii) to acquire Investment Projects in the Market Area, and (b) to exercise all other powers necessary to or reasonably connected with the Company’s business which powers may be legally exercised by limited liability companies under the Delaware Act.

4.2

Contribution of Existing Portfolio Interest.

(a)

Contemporaneously with the execution of this Agreement, Inland will enter with the Company into the Contribution Agreement.

(b)

Inland covenants and agrees that it will act diligently and in good faith and in cooperation with MSRE to effect the conveyance to the Company pursuant to the Contribution Agreement of Inland's ownership interest in the Existing Portfolio SPEs subject to the existing financing encumbering the Existing Portfolio without triggering any default, due on sale provisions, or otherwise giving rise to any transfer or assumption fees not contained in the documents provided with the Evaluation Materials.  If required by the Board, Inland agrees to use commercially reasonable efforts to cause the loan documents encumbering the Existing Portfolio to be modified prior to the consummation of the transactions contemplated in the Contribution Agreement to provide (i) that Inland Management may be removed as Property Manager upon the occurrence of a Default Event by Inland hereunder, and (ii) that Inland Management may be removed as Property Manager upon the transfer of Inland's Membership Interest pursuant to Article 12 hereof.

4.3

Identification of Potential Projects/Evaluation Costs.

(a)

With respect to Potential Projects other than Additional Inland Projects, Inland agrees that during the Investment Period Inland will use its good faith efforts to identify Potential Projects which Inland reasonably believes comply with the Investment Guidelines.  Inland will submit to the Executive Committee for review all Potential Projects for which Inland has negotiated a non-binding letter of intent to purchase.  From the date Inland submits an executed non-binding letter of intent (or binding letter of intent if the letter of intent contains a due diligence contingency) for any Potential Project to the Executive Committee, the Executive Committee will have five (5) business days to give its Initial Approval to such Potential Project (the “Initial Approval Period”); provided, however, if the nature of the investment opportunity associated with a particular Potential Project requires a faster response time, the Executive Committee will act diligently and in good faith to make its decision within the time permitted by such circumstances.  With respect to any Potential Project that, if acquired by the Company would be an Additional Inland Project, Inland will submit to the Executive Committee for review a contribution agreement with the same material provisions as the Contribution Agreement (an “Additional Inland Project Contribution Agreement”).  From the date Inland submits an Additional Inland Project Contribution Agreement, the Executive Committee will have five (5) business days to give its Initial Approval to such Potential Project (the “Additional Inland Project Initial Approval Period”).  For any Potential Project for which the Executive Committee has given its Initial Approval, the Executive Committee will have the shorter of (i) twenty (20) days or (ii) the expiration of any inspection period provided under the applicable Acquisition Contract or letter of intent (the “Evaluation Period”) to grant its Final Approval of the Potential Project.  During the Evaluation Period, Inland shall develop and submit to the Executive Committee the Evaluation Materials as expeditiously as possible under the circumstances.  In the event the Executive Committee has not granted its approval prior to the expiration of the Evaluation Period for the acquisition of a Potential Project that would not be an Additional Inland Project if acquired by the Company, the Manager shall either (i) terminate the Acquisition Contract or (ii) Inland shall be permitted to acquire the Potential Project and if the Acquisition Contract is not already in Inland’s name, the Company shall assign the Acquisition Contract to Inland or an Affiliate of Inland provided the Company, or as the case may be, the Project Entity, is relieved of all obligations, liabilities and responsibilities hereunder.

(b)

Until such time as a Potential Project is granted Initial Approval by the Executive Committee in accordance with Section 5.2 hereof, Inland agrees that Inland shall be responsible for and will pay all costs and expenses associated with the evaluation of such Potential Project, including, without limitation, all costs and expenses incurred by Inland and its employees in evaluating the Potential Project, all out of pocket costs and expenses, and the costs of obtaining the Evaluation Materials.  Inland shall include in each Project Budget submitted to the Executive Committee as part of the Evaluation Materials a description of the actual third party expenses incurred by Inland in connection with the evaluation of the Potential Project (excluding any travel and entertainment costs incurred by Inland, any general and administrative costs and expenses incurred by Inland and any of Inland’s allocable overhead) (the "Pursuit Costs").  If the Executive Committee grants its Initial Approval for a Potential Project, then the Pursuit Costs incurred by Inland in connection with the evaluation of the Potential Project and included in the Evaluation Materials, and all other costs associated with the Potential Project arising from and after the date of the Initial Approval (with the Pursuit Costs, the “Project Costs”), shall immediately become obligations of the Company and shall be reimbursed to Inland upon the earlier to occur of: (i) the initial capitalization of the Project Entity associated with such Potential Project (in which case, the amount of such reimbursement will be included in the Project Equity for such Project Entity, and any and all approved costs and expenses arising thereafter shall be borne by the Company and included in the Project Equity for the applicable Project Entity), or (ii) within fifteen (15) business days following the date upon which the Executive Committee elects not to grant its Final Approval.  Notwithstanding the foregoing, (x) if the Executive Committee elects not to grant its Final Approval for any Potential Project and Inland or an Affiliate of Inland in which Inland owns one hundred percent (100%) of the equity interest acquires such Potential Project, the Company shall have no obligation to Inland with respect to such Project Costs; and (y) if the Executive Committee elects not to grant its Final Approval for any Potential Project and an Affiliate of Inland in which Inland owns less than one-hundred percent (100%) of the equity interest acquires such Potential Project, the Company shall have no obligation to Inland with respect to such Project Costs to the extent such Affiliate utilizes the Evaluation Materials, provided that in the event such Affiliate does not ultimately acquire the Potential Project, the Company shall reimburse Inland for one-half (1/2) the cost of the Evaluation Materials utilized by such Affiliate.  Upon the written request of the Company, Inland shall deliver to the Company a certificate, signed by Inland and such Affiliate of Inland as acquires such Potential Project under clause (y) above, listing all Evaluation Materials utilized by such Affiliate of Inland.

(c)

The parties contemplate that the ownership of all Approved Projects and all Existing Portfolio Projects will be structured as an investment by the Company, with no partners, venturers or equity holders, other than Inland and the Board, participating in the ownership of, as applicable, the Approved Project or the Existing Portfolio Project.  The parties anticipate that the ownership entity will be a special purpose entity formed for the sole purpose of holding title to, and operating the Approved Project or Existing Portfolio Project, such as a single member limited liability company, that will adopt an operating agreement or other organizational documents substantially conforming to the terms and conditions set forth in the Single Member Operating Agreement attached hereto as Exhibit D.

4.4

Financing.

(a)

It is the contemplation of the Members that the Company or an applicable Project Entity will obtain financing from a third party institutional lender approved by the Executive Committee in connection with the acquisition of each Approved Project.  With respect to each Approved Project, the parties contemplate that Inland will act diligently and in good faith and in cooperation with MSRE to obtain mortgage financing consistent with the Investment Guidelines.  All financing will be structured in a manner to ensure that the indebtedness will qualify for the exclusion from treatment as “acquisition indebtedness” pursuant to § 514(c)(9) of the Code.

(b)

The Company will use commercially reasonable efforts to ensure that the terms and conditions of any financing for each Project Entity provide (i) that Inland Commercial Property Management may be removed as Property Manager upon the occurrence of a Default Event by Inland hereunder, (ii) that Inland Management may be removed as Property Manager upon the transfer of a Member’s Membership Interest pursuant to Article 12 hereof, and (iii) that the transfer of a Member’s Membership Interest pursuant to Article 12 hereof will not constitute a default or invoke any due on sale provision.

4.5

Guarantees.  It is the intention of the Members that in connection with any financing obtained by any Project Entity, the Company shall provide any and all payment and/or performance guarantees, environmental indemnities (if required from parties other than the Project Entity) and the like required by the applicable financial institution extending the financing to such Project Entity.  In no event will Inland or the Board be required to undertake any recourse or indemnification obligations in connection with any financing obtained by any Project Entity; provided, however, the Company or a Project Entity may undertake recourse liability or indemnification obligations if such liabilities or obligations are expressly limited to the assets of the applicable Project Entity and are in all events expressly non-recourse to the individual Members.  Notwithstanding the foregoing, if a Member or an Affiliate of a Member shall guaranty any such financing, the Company shall indemnify and hold such Member or Affiliate harmless from any costs, expenses (including attorneys’ fees), liabilities, claims and causes of action incurred by such Member or Affiliate as a result of such guaranty, which amounts shall be paid by the Company prior to any distributions to the Members.

4.6

Standard of Care.  Inland acknowledges the Board’s fiduciary capacity under its Florida constitutional and statutory investment duties.  Inland and the Board each shall undertake its activities under this Agreement and shall cause its Representatives to undertake their activities under this Agreement as members of the Executive Committee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like goals and investment objectives.

4.7

Exclusivity.

(a)

Except as otherwise provided in this Section 4.7(a), during the Investment Period Inland will not pursue in the Market Area any acquisitions or seek any ownership opportunities (whether direct or indirect), or third party management opportunities pursuant to which Inland or any Affiliate is entitled to incentive-based compensation (collectively, the “Inland Precluded Activities”), except through its participation in the Company; provided, however, the foregoing restriction shall not apply (i) to any potential transaction that has been submitted to the Company for review and been rejected by the Executive Committee, (ii) to any Entity in which Inland is a constituent member, partner or shareholder so long as such Entity does not engage in the Inland Precluded Activities during the term of this Agreement, (iii) retail properties that are inconsistent with the Investment Guidelines, (iv) retail properties located in the Market Area which are owned by Inland as of the date of this Agreement, or (v) contracts or agreements pursuant to which Inland or an Affiliate of Inland provides third-party management and/or leasing services for fixed compensation without any incentive-based compensation.  The foregoing prohibition against Inland engaging in the Inland Precluded Activities will terminate and be of no further force or effect in the event that during any twelve (12) consecutive month period during the Investment Period the Executive Committee either (i) fails to approve Potential Projects requiring the funding by the Members of at least $100,000,000 in Project Equity or (ii) fails to approve four (4) or more of such Potential Projects consistent with the Investment Guidelines submitted by Inland to the Executive Committee for consideration.  Inland will act in good faith to submit Potential Projects to the Executive Committee of sufficient value or in sufficient number to allow the Executive Committee to achieve the foregoing volume of acquisition activity.

 (b)

During the term of this Agreement, neither Inland nor any Affiliate of Inland will directly or indirectly solicit or otherwise attempt to persuade any tenant of the company or any Project Entity to purchase or to relocate to another property or retail development (whether or not in the Market Area) not owned by the Company or a Project Entity.  Inland shall not discriminate against any Project Entity of the Company in connection with any proposals made to prospective tenants in the Market Area.  During the Investment Period, Inland will provide the Investment Advisor with written notice of any Potential Projects in the Market Area being pursued by Inland on behalf of the Company (each such Potential Project, an “Identified Project”).

(c)

Notwithstanding the foregoing, nothing contained herein shall prevent the Board from pursuing an investment opportunity within the Exclusive Market Area identified to it through the efforts of an investment advisor other than MSRE and with respect to which investment opportunity the Board has begun actively to consider the acquisition of such investment opportunity, as evidenced by reasonable written documentation, provided that Inland has not previously identified such investment opportunity to the Company as a Potential Project and provided further that MSRE has not previously identified such investment opportunity to the Company as a Potential Project.  If Inland or MSRE identifies an investment opportunity within the Exclusive Market Area to the Board before any investment advisor (other than MSRE) identifies such investment opportunity to the Board, the Board will not pursue such investment opportunity unless it pursues such investment opportunity through the Company; provided, however, the foregoing restriction shall not apply (i) to any potential transaction that has been submitted to the Company for review and been rejected by the Executive Committee if more than six (6) months have elapsed since such rejection, (ii)  retail properties that are inconsistent with the Investment Guidelines, or (iii) retail properties located in the Market Area which are owned by the Board, any Affiliate of the Board or any Entity in which the Board or any Affiliate of the Board has a direct or indirect ownership interest as of the date of this Agreement.

4.8

Project Entity Formation.  Upon the Final Approval of a Potential Project by the Executive Committee, Manager shall direct the formation of a Project Entity in accordance with the Formation Documents.  The costs associated with the formation of such Project Entity will be included as the Project Equity of such Project Entity.

ARTICLE 5
MANAGEMENT OF THE COMPANY

5.1

Management.  Inland is hereby designated as the Manager and shall be responsible for administering the day to day business and affairs of the Company in accordance with this Agreement.  With the exception of matters which constitute Major Decisions, the Manager shall have the authority to decide all Company matters.  Any Major Decision shall require the unanimous approval of all of the members of the Executive Committee.  The Board acknowledges that Inland may delegate certain of its responsibilities hereunder to the Property Manager; provided, however, no such delegation by Inland of its duties as Manager shall relieve Inland of its obligations hereunder.  Notwithstanding the foregoing, to the extent any provision of this Agreement specifically requires approval by the Board, such provision shall control and the Manager shall not have authority to decide such matters.

5.2

Major Decisions.  Major Decisions shall mean and include the following matters relating to the Company:

(a)

to grant Initial Approval or Final Approval;

(b)

approval of any material modifications to the Formation Documents for any Project Entity;

(c)

taking any action, entering into any agreement, or approving any action or agreement by a Project Entity (other than pursuant to any indebtedness encumbering the Existing Portfolio Projects as of the date of the consummation of the transactions contemplated under the Contribution Agreement) (i) which would impair either Member’s ability to invoke the Right of First Offer or Buy/Sell procedures set forth in Sections 12.2 through 12.4 or their respective rights thereunder, (ii) that will have the effect of subordinating the rights of the Members to exercise their respective rights under Sections 12.2 through 12.4 hereof, or (iii) that will require any pre-payment of indebtedness owed by any Project Entity or the Company as a result of the exercise of the Members’ rights pursuant to Sections 12.2 through 12.4 hereof;

(d)

to engage in a merger or similar transaction;

(e)

to commingle the funds of the Company with the funds of any other Person;

(f)

to confess a judgment against the Company;

(g)

to incur indebtedness on behalf of the Company other than trade debts incurred in the ordinary course of business or as otherwise contemplated in any applicable Approved Project Budget or Approved Annual Budget;

(h)

approval of the terms and conditions of any loan or other financing arrangement extended to a Project Entity or materially amending, modifying, renewing or extending the same;

(i)

to grant a lien or mortgage on any Project Entity property or on Company property;

(j)

to admit any additional or substitute Member to the Company;

(k)

except as expressly contemplated in this Agreement or included in an Approved Project Budget or Approved Annual Budget, to execute any contract between the Company or a Project Entity and any Member or Affiliate of a Member except as expressly contemplated in this Agreement;

(l)

to obtain insurance coverage or make any modifications to any insurance coverage now or hereafter obtained by the Company unless contemplated in the Approved Annual Budget, an Approved Project Budget or as required by any lender extending financing to the Company or any Project Entity;

(m)

to select a general contractor for any Approved Project or Existing Portfolio Project for construction work in excess of $50,000;

(n)

to expend funds at any time for the management, operation, or maintenance of the business of the Company which expenditures are not included in an Approved Project Budget or Approved Annual Budget or exceed 105% of the aggregate amount included in the Approved Annual Budget or applicable Approved Project Budget, except that in no event shall fees or other amounts payable to any Member or Affiliate of a Member be increased; provided, however, with respect to any expenditures which are not included in an Approved Project Budget or Approved Annual Budget, the making of which do not constitute a Major Decision, prior to making such expenditure, Inland shall provide notice to the Executive Committee of the amount of such expenditure and the underlying reason for making the same;

(o)

to modify an Approved Project Budget or any Approved Annual Budget;

(p)

to extend loans or other credit to any Person or to guaranty any loans or other obligations;

(q)

to make any material tax elections required by any federal, state or local laws for the Company or any Project Entity;

(r)

to change the material elections or choices of methods of reporting income or loss for federal or state income tax purposes provided for in this Agreement unless required under applicable law;

(s)

to enter into any material contract or other agreement which obligates the Company or any Project Entity to make any payments unless contemplated in an Approved Project Budget or Approved Annual Budget;

(t)

to (i) seek, or consent to, the appointment of a receiver, trustee or custodian for all or any portion of the Company’s property or any property of any Project Entity, (ii) commence on behalf of the Company or any Project Entity any voluntary proceeding, or consent to the commencement of any involuntary proceeding, under present or future federal bankruptcy laws or under any other bankruptcy, insolvency or other laws respecting creditors’ rights, (iii) make an assignment for the benefit of creditors or (iv) admit in writing the Company’s or any Project Entity’s inability to pay its debts generally as they become due;

(u)

to consent to any material re-zoning or subdivision of an Approved Project or any other material change in the legal status thereof not otherwise consistent with management and development of such Approved Project;

(v)

to knowingly introduce or permit to be introduced any environmentally harmful substance or material to any Approved Project (or portion thereof) which was known at the time to be environmentally harmful (except for lawful introductions of any such substance or material);

(w)

to commence any litigation by the Company or any Project Entity involving any material claim by or against the Company;

(x)

to settle any litigation by or against the Company or any Project Entity where the amount in controversy is not covered by insurance and exceeds $25,000;

(y)

to make any decision regarding any environmental matter relating to any Approved Project, including, without limitation, the adoption of and implementation of any operation and maintenance program or any other program to remove or otherwise remediate hazardous materials;

(z)

to release, compromise, assign or transfer any material claims of or any material rights or benefits of the Company or any Project Entity;

(aa)

in the event of fire, other casualty or partial condemnation of an Approved Project where the cost of repair exceeds 10% of the value of the Approved Project immediately prior to such casualty or condemnation, to determine whether to construct or reconstruct improvements unless such construction or reconstruction is required under the terms and provisions of any lease, mortgage or security deed affecting the damaged or condemned portion of the Approved Project;

(bb)

to extend the Investment Period;

(cc)

to enter into any lease for space at an Approved Project in excess of 10,000 rentable square feet, which lease has not already been approved in an Annual Budget;

(dd)

to extend the term of the Company;

(ee)

to make any distributions of Distributable Cash to the Members other than as contemplated in Article 9 below;

(ff)

approval of any material actions of or elections by the TMM set forth in 11.5 hereof;

(gg)

to establish Reserves other than as contemplated in any Approved Annual Budget or as contemplated in Article 9 below;

(hh)

to select the Company’s independent public accounting firm (the “Accountants”);

(ii)

to select any appraiser (other than those retained by the Board or the Investment Advisor as contemplated under Section 5.4 hereof) or evaluation expert retained by the Company;

(jj)

to make a Capital Call pursuant to Section 7.1(c) below;

(kk)

to indemnify any member of the Executive Committee or officer of the Company pursuant to Section 5.11 hereof;

(ll)

to make adjustments to the Members’ Capital Accounts pursuant to Section 7.3(a) hereof;

(mm)

to elect to cause an interim closing of the Company’s books pursuant to Section 8.10 hereof;

(nn)

winding up the affairs of the Company pursuant to Section 13.6 hereof;

(oo)

to replace the Company Counsel pursuant to Section 11.7 hereof;

(pp)

to identify and include in the Target Market the metropolitan areas of a state not already part of the Target Market; and

(qq)

to approve an Annual Budget or a Project Budget.

Notwithstanding any provision hereof to the contrary, the Members hereby acknowledge and agree that the foregoing Major Decisions shall not apply in any manner to the BIC Funds, and that the Manager shall have the right, in its sole and absolute discretion, to invest and reinvest the funds held in the BIC Fund in any manner that the Manager deems fit.

5.3

Meetings.  All of the members of the Executive Committee must be present to constitute a quorum for the transaction of all Company business requiring Executive Committee approval, which business is limited to Major Decisions.  All resolutions adopted and all business transacted by the Executive Committee shall require the affirmative vote of all of the members of the Executive Committee present at a meeting at which a quorum is present.  The Executive Committee shall meet as necessary to make Major Decisions.  A special meeting of the Executive Committee may be called by any member of the Executive Committee on at least five (5) days’ notice, which may be given orally or by personal delivery, reputable overnight courier, telegram, facsimile transmission or private courier.  The notice shall be deemed given the earlier of (i) one (1) business day after its deposit, (ii) when received, or (iii) when delivered in writing to the member of the Executive Committee at his last known principal place of business or residence.  Any meeting of the Executive Committee may be held in either Chicago, Illinois or Atlanta, Georgia, as determined by the party calling the meeting.  Any action required to be taken at a meeting of the Executive Committee, or any action that may be taken at a meeting of the Executive Committee, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all of the members of the Executive Committee.  Any such written consent in lieu of a meeting shall be filed with the minutes of the proceedings of the Executive Committee. Any action required to be taken at a meeting of the Executive Committee, or any action that may be taken at a meeting of the Executive Committee, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.  In all other respects the provisions of this Section 5.3 with respect to meetings of the Executive Committee shall apply to such a meeting.  The discussions at each meeting of the Executive Committee shall be recorded in the minutes of the Company and a copy of such minutes shall be distributed to the Members within ten (10) days after the date of each such meeting.

5.4

Investment Advisor.  The Board has appointed the Investment Advisor as its agent with the full power, authority and discretion to act on behalf of the Board with respect to all matters contemplated in this Agreement.  Any action taken by the Investment Advisor pursuant to this Agreement shall be binding upon the Board to the same extent as though the Board had taken such action directly.  The foregoing appointment is revocable at any time by written notice from the Board to Inland and upon such revocation, the Representatives of the Board, ipso facto, shall be removed from their position on the Executive Committee and the Executive Committee shall have no power to take any action under this Agreement until such time as the Board has designated replacement Representatives to serve on the Executive Committee.  The Board agrees that the Board will appoint such Representatives within five (5) days after the date of the revocation notice to Inland.  At the election of the Board, the Board may appoint a replacement Investment Advisor with the same power, authority and discretion to act on the Board’s behalf; provided, however, any such replacement Investment Advisor shall be subject to prior approval by Inland, which approval shall not be unreasonably withheld or delayed and, if Inland disapproves of any proposed replacement, Inland will provide the Board with written notice stipulating the reasons for such disapproval.  Inland acknowledges and agrees that from time to time the Board, independently or through its Investment Advisor, may retain an independent, third party consultant or appraiser to determine the value of its investment in the Company.  Inland acknowledges and agrees that Inland, at no cost to Inland, shall cooperate with the Board, the Investment Advisor and/or such third party in connection therewith and will make available upon request such information, documentation and records as such party reasonably may deem necessary, desirable or appropriate in connection with performing such evaluation.

5.5

Liability for Certain Acts.  Each member of the Executive Committee shall act in a manner such member  believes in good faith to be in the best interest of the Company and shall discharge his or her duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like goals and investment objectives.  No member of the Executive Committee will be liable to the Company or its Members for any action taken in managing the business or affairs of the Company if such member performs in compliance with the standard contained in this Section.  No member of the Executive Committee has guaranteed nor shall have any obligation with respect to the return of a Member’s Capital Contributions or profits from the operation of the Company.  No member of the Executive Committee shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from fraud, misappropriation of funds or any criminal activity committed by such member in its capacity as a member of the Executive Committee.  The members of the Executive Committee shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the Delaware Act.

5.6

Representatives Have No Exclusive Duty to Company.  The members of the Executive Committee shall not be required to manage the Company as such members sole and exclusive function and the members of the Executive Committee may have other business interests and may engage in other activities in addition to those relating to the Company.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the members of the Executive Committee or to the income or proceeds derived therefrom.  The members of the Executive

Committee shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

5.7

Bank Accounts.  The Manager may from time to time open bank accounts in the name of the Company, and the Manager shall designate the Persons who will serve as the signatories thereon.

5.8

Resignation; Removal.  Any member of the Executive Committee may resign at any time by giving written notice to the Members of the Company.  The resignation of any member of the Executive Committee shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  The Member whose Representative has resigned shall appoint a replacement Representative within five (5) days of such Representatives resignation.  Any Member may remove one or more of its Representatives on the Executive Committee at any time upon written notice to the other Member specifying the Representative(s) to be removed and naming a replacement Representative for each Representative so removed.  In the event of a vacancy on the Executive Committee arising on account of a resignation or removal of a Representative, until such vacancy is filled in accordance with this Section 5.8, the Executive Committee shall have no power to take any action under this Agreement.

5.9

Compensation and Reimbursement.  No member of the Executive Committee shall receive any salary or other compensation from the Company for acting as such.

5.10

Officers.  The Executive Committee may, but shall not be required to, designate one or more individuals to be officers of the Company, and any officer so designated shall have such title, authorities and duties as the Executive Committee may delegate to them.  Any officer may be removed as such, either with or without cause, by the Executive Committee. The initial officers of the Company and their respective titles shall be:

President:

Michael O'Hanlon

Vice President:

Steve Grimes

Secretary:

Gary Pechter

5.11

Indemnification of Officers.  The Company shall indemnify each person who is or was a director or officer of the Company (including the heirs, executors, administrators or estate of such person), is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,  is or was serving as a member of the Executive Committee, or is or was the guarantor of any obligation of the Company or any Project Entity in which the Company owns an interest, to the fullest extent permitted by the Delaware Act.

(a)

Expenses incurred by a person who is an officer of the Company (including the heirs, executors, administrators or estate of such person), is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Executive Committee in its discretion, upon receipt of an agreement or an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Company as authorized in, or as permitted by, this Article 5.  If such a person or entity requests reimbursement of expenses pursuant to the foregoing, then the Executive Committee shall consider such request, and if the Executive Committee concludes that it is reasonably probable that such person or entity would be entitled to indemnification or if the Executive Committee concludes the interests of the Company would be served thereby, then the Executive Committee shall direct the payment of the expenses subject to the receipt of an agreement or undertaking as required by the foregoing.  The Executive Committee may pay such expenses of such person upon such other terms and conditions as the Executive Committee deems appropriate.

(b)

All rights to indemnification under this Article 5 shall continue as to a person who has ceased to be an officer, employee or agent, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Company and each such person or entity.  This Article 5 shall be binding upon any successor to the Company, whether by way of merger, consolidation or otherwise.

5.12

Project Entity Officers.  The Manager may designate one or more officers for each Project Entity, so long as such officers are employees of Inland.

ARTICLE 6
RIGHTS AND OBLIGATIONS OF MEMBERS

6.1

May Not Bind Company.  Except as provided in Article 5 above, no Member has the right, power, or authority to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

6.2

Limitation on Liability.  Each Member’s liability shall be limited as set forth in this Agreement, the Delaware Act and other applicable law.  No Member will have any personal liability for any debts or losses of the Company, except as provided by law.  None of the Members nor any of their respective employees, agents or other representatives shall be responsible to the Company or to any other Member for any loss, liability, damage, claim, judgment, cost, obligation or expense sustained, incurred or resulting directly or indirectly from the acts or omissions of the Member or any other Member to the extent that the Member, any other Member or any of their respective employees, agents or other representatives reasonably and in good faith believed such act or omission to be within the express or implied scope of the authority and responsibility vested in the Member and the Members, respectively, pursuant to this Agreement.

6.3

List of Members.  Upon written request of any Member, the Company shall provide a list showing the names, addresses and Membership Interest of all Members, and the other information required by the Delaware Act and maintained pursuant to Section 11.2.

6.4

Priority and Return of Capital.  Except as expressly provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions.

6.5

Members Have No Exclusive Duty to Company.  Except as expressly set forth in Section 4.7, the Members may have other business interests and may engage in other activities in addition to those relating to the

Company, regardless of whether the same compete with the activities of the Company.  Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of any Member or to the income or proceeds derived therefrom.  No Member shall incur liability to the Company or to any of the other Members as a result of engaging in any other business or venture.  Notwithstanding the foregoing, as contemplated in Section 4.7 above, Inland shall be obligated to disclose to the Board any acquisition or development transaction Inland undertakes in the Target Market during the Investment Period.

6.6

Indemnification of Members.  To the extent not due to the gross negligence or willful misconduct (including but not limited to fraud, misappropriation of funds, willful misrepresentation or any other intentional tort) of any Member or such Member’s employees, agents or representatives, the Company will indemnify the Members against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) reasonably incurred by them in any civil, criminal or investigative proceeding in which they are involved or threatened to be involved by reason of being a Member in the Company, provided that the Member acted in good faith, within what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interest of the Company or the Members.  The provisions of this Section 6.6, however, shall not relieve the Member of its obligation as a Member to share in the losses, costs and expenses of the Company.  The provisions of this Section 6.6 shall survive any termination or expiration of this Agreement.

ARTICLE 7
CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

7.1

Capital Contributions.

(a)

Contemporaneously with the execution of this Agreement, the Members have made Capital Contributions of cash and real, personal and intangible property in the amounts set forth on Schedule 1 attached hereto.

(b)

Notwithstanding any limitation otherwise provided under Section 5.2 hereof to the contrary, the Manager shall cause that portion of the “BIC Funds” (as defined below), as and when contributed to the Company, to be invested in interest bearing investments pending the acquisition of Acquired Projects.  The Manager shall have sole discretion to determine the nature of such interest bearing investments.  For book and tax purposes, interest earnings on BIC Funds shall be allocable 95% to Inland and 5% to the Board, and all interest earnings on BIC Funds attributable to Inland shall be considered additional BIC Funds and all interest earnings on BIC Funds attributable to the Board shall not be considered additional BIC Funds.  All interest earnings on BIC Funds shall be distributed to Inland and the Board in the manner set forth above, from time to time as the Manager determines.  The Manager shall apply the BIC Funds in accordance with Section 7.1(d).  The “BIC Funds” at any given time shall be equal to (x) the sum of the Existing Portfolio Value and the Additional Inland Project Value, if any, less (y) the sum of all Board Capital Contributions which are distributed by the Company to Inland pursuant to the Contribution Agreement or otherwise under an Additional Inland Project Contribution Agreement with respect to any Additional Inland Projects, less (z) 20% of the sum of the Existing Portfolio Value and the Additional Inland Project Value, if any, less (aa) any BIC Funds distributed to Inland as described in Section 7.1(e), less (bb) any Capital Event Distributable Cash distributed to Inland under Sections 9.3(a)(i) or 9.4(a)(i) to eliminate the BIC Funds prior to the date of the Capital Call in question, less (cc) any Section 7.1 Amount paid from the BIC Funds pursuant to Section 7.1(d), plus (dd) the undistributed interest earnings on the BIC Funds which are allocable to Inland.  It is expressly understood that, except as set forth in this Section 7.1(b), the amount of any Additional Capital Contribution made in connection with any Acquired Project shall not increase the balance of BIC Funds, even if (i) said Additional Capital Contribution is made prior to the contribution of all of the Existing Projects, and (ii) one or more of the Existing Projects is never contributed to the Company.  At the election of the Manager, the BIC Funds may be maintained in separate accounts to segregate the BIC Funds associated with the Existing Portfolio from the BIC Funds associated with one (1) or more Additional Inland Projects, and such accounts may be maintained in the name of the Company or the name of the relevant Project Entity.

(c)

If, in accordance with Section 5.2,  (1) the Manager determines at any time or from time to time that the operating cash flow of the Company (exclusive of the BIC Funds) is insufficient adequately to (x) protect, preserve and/or maintain any Approved Project or the Company’s interest therein, (y) fund expenditures provided for in any current Annual Budget approved by the Executive Committee, or (z) fulfill the working capital needs of the Company, or (2) the Executive Committee has approved the Company’s acquisition of any Acquired Project, then, subject to the limitations set forth herein, the Manager, subject to the approval of the Executive Committee, may require that all of the Members make the necessary additional Capital Contributions (an “Additional Capital Contribution”) to the Company by giving written notice (a “Capital Call”) to the Members setting forth (i) the total amount of Additional Capital Contributions required, (ii) the reason the Additional Capital Contribution is required pursuant to this Section 7.1(c), (iii) each Member’s proportionate share of the total Additional Capital Contribution (determined in accordance with this Section 7.1(c)), and (iv) the date each Member’s Additional Capital Contribution is due and payable, which date shall be no sooner than thirty (30) days after the notice has been given.  As used herein, funds which are required by the Company pursuant to this Section 7.1(c) shall also be referred to as a “Section 7.1 Amount.”  A Member’s proportionate share of any Additional Capital Contribution shall be equal to the product obtained by multiplying the Member’s Percentage Interest by the total Additional Capital Contribution so required (for each Member, such Member’s “Proportionate Share”).  A Member’s Proportionate Share shall be payable to the Company in immediately available funds.  Any Additional Capital Contribution made by the Members shall constitute Project Equity and be applied as a credit against the balance of such Member’s Capital Commitment.

(d)

The Members shall make Additional Capital Contributions on or before the due date set forth in the Capital Call, as follows:

(i)

First, until the “Catch-up Balance” (as defined in (iii), below) has been reduced to zero, the Board shall fund 100% of each Additional Capital Contribution (as such amounts shall be reduced in the manner set forth in clause (iv) below), in an amount not to exceed the then-existing Catch-up Balance.

(ii)

After the Catch-up Balance has been reduced to zero but subject to the terms of clause (v) below, 80% of each Additional Capital Contribution shall be funded by the Board and 20% shall be funded by Inland.

(iii)

The “Catch-up Balance” at any given time shall be equal to the product of (x) four (4); multiplied by (y) the outstanding amount of the BIC Funds.

(iv)

When determining the amount of Additional Capital Contributions required to be made, the BIC Funds shall be treated as funds of the Company that are available for payment of a Section 7.1 Amount equal to the amount which would otherwise be required to be contributed by Inland in accordance with Section 7.1(c) if no BIC Funds were available and if the Catch-up Balance would be equal to zero, and the amount of Capital Contributions requested in the Capital Call shall be reduced accordingly.  However, the amount of BIC Funds to be applied to the payment of a Section 7.1 Amount for which the Capital Call is made may not exceed 20% of the Section 7.1 Amount for which the Capital Call is made. See illustrations in clause (vi), below.

(v)

In each case in which the Board makes a Capital Contribution pursuant to clause (i), above, the Section 7.1 Amount for which the Capital Call was made shall be satisfied by applying the Board’s Capital Contribution toward 80% of the Section 7.1 Amount and BIC Funds, if any, towards 20% of the Section 7.1 Amount. In the event that the Section 7.1 Amount exceeds (x) the Board’s Capital Contribution described in the preceding sentence plus (y) the BIC Funds applied towards such 7.1 Amount in accordance with the terms of the preceding sentence, then the balance of such Section 7.1 Amount shall be funded by Inland as an Additional Capital Contribution; provided that for the avoidance of doubt, in no event shall the aggregate of the BIC Funds applied to a Section 7.1 Amount plus the Inland Capital Contribution described in this sentence, exceed 20% of the applicable Section 7.1 Amount.  For the purposes of determining the Percentage Interests of the Members, the portion of the BIC Funds applied towards the Section 7.1 Amount shall be deemed to constitute Capital Contributions funded by Inland. See illustrations in clause (vi) and (vii), below, and as set forth on Exhibit L.

(vi)

Illustration 1. The Company requires $100 for a Section 7.1 Amount when the Catch-up Balance is $160 and there are $40 of BIC Funds. The Capital Call will be for $80 ($100 of the Section 7.1 Amount, less $20 of the $40 of BIC Funds (BIC Funds utilized cannot exceed 20% of the Section 7.1 Amount pursuant to clause (iv) above).  $80 will be payable solely by the Board. $20 of BIC Funds will be utilized by the Company for the payment of the Section 7.1 Amount (pursuant to clause (v), above).  The Catch-Up Balance is reduced to $80 and the BIC Funds will be reduced to $20.

(vii)

Illustration 2. The Company requires $100 for a Section 7.1 Amount when the Catch-up Balance is $40 and there are $10 of BIC Funds.  The Capital Call will be for $90 ($100 of the Section 7.1 Amount, less the BIC Funds of $10.)  $40 will be payable solely by the Board (i.e., up to the amount of the Catch-Up balance pursuant to clause (i), above). $10 of BIC Funds will be utilized by the Company for the payment of the Section 7.1 Amount (pursuant to clause (v), above). Of the remaining $50 of the Capital Call, the Board will fund $40 and Inland will fund the remaining $10.  The Catch-Up Balance is reduced to $0 and BIC Funds will be reduced to $0.

(e)

At any time after the earlier to occur of (i) the occurrence of a Default Event with respect to the Board, (ii) in the event of an Unresolved Major Decision proposed by Inland, (iii) in the event the Board and Inland fail to agree upon the identity of a replacement Investment Advisor as contemplated under Section 5.4, (iv) if either Member seeks to transfer its interest in the Company, except with respect to transfers by the Board in accordance with Section 12.5 below and with respect to transfers by Inland in accordance with Section 12.6 below, (v) or at any time after the date that is thirty-six (36) months after the date hereof, the Manager also shall have the right to distribute BIC Funds to Inland (the balance of BIC funds being reduced by the amount of any such distribution), provided that BIC Funds may not be distributed to Inland if at such time said BIC Funds are required to be applied to the Section 7.1 Amount of the Company pursuant to Section 7.1(d).

(f)

The Manager shall have the right from time to time, in its sole and absolute discretion, to cause the Company to lend an amount equal to up to 85% of the BIC Funds (as determined from time to time), to an entity to be designated by Inland (a “BIC Loan”).  Each BIC Loan shall accrue interest at a rate of 4.8% per annum payable semi-annually, and shall be evidenced by a note with terms and conditions approved by the Manager.  Any and all interest paid in connection with any BIC Loan shall be characterized as interest earned on the BIC Funds for all purposes of this Agreement (specifically including, but not limited to, the provisions of Section 7.1(b) and Section 8.2 hereof).  In the event that (i) one or more BIC Loans are outstanding, (ii) a Capital Call is delivered under Section 7.1(b) hereof, (iii) pursuant to the terms of Section 7.1(d)(iv) hereof, a portion of the Section 7.1 Amount to be funded with respect to such Capital Call is to be funded from the BIC Fund and (iv) the BIC Funds at such time minus the outstanding balance of the BIC Loans at such time, is less than the portion of the Section 7.1 Amount to be funded from the BIC Fund (a “BIC Shortfall”), then the borrower(s) under the BIC Loans shall be required to repay a portion of the outstanding principal balance of the BIC Loans in an amount equal to the BIC Shortfall at such time (which amount shall be applied to the Section 7.1 Amount in accordance with the provisions of Section 7.1(d)(iv) hereof).  For the avoidance of doubt, BIC Loans shall not be deemed to reduce the BIC Funds and/or the Catch-up Balance.  In the event that the Company makes a distribution of Capital Event Distributable Cash under Section 9.3(a)(i) or Section 9.4(a)(i) at a time that the BIC Funds are equal to or less than the outstanding principal amount under the BIC Loans, then the borrower(s) under the BIC Loans shall be required to repay a portion of the outstanding principal balance of the BIC Loans in an amount equal to the excess of the principal amount of the BIC Loans over the balance of the BIC Funds at such time (determined immediately following the receipt by Inland of such distribution of Capital Event Distributable Cash); it being intended that the outstanding principal amount of the BIC Loans at any time shall not exceed the balance of the BIC Funds at any time.

 (g)

If any Member fails to timely fund its Proportionate Share (any such Member, a “Non-Funding Member”), then the other Member (the “Funding Member”), at its election and as its sole remedy for the Non-Funding Member’s failure to fund its Proportionate Share (or any portion thereof), may either (i) make a Priority Loan to the Company, payable on demand, in the principal amount of the Non-Funding Member’s un-funded Proportionate Share, or (ii) contribute to the Company the Non-Funding Member’s Proportionate Share (or, as applicable, the un-funded portion thereof) as an Additional Capital Contribution.  The amount of any Priority Loan or any Additional Capital Contribution made by a Member will be applied as a credit against the balance of such Member’s Capital Commitment.  If Inland is the Funding Member, at its election, it may direct the Company to cause the Priority Loan to be made from the BIC Funds, which, for purposes of this Section shall be deemed to have been withdrawn by Inland from the Company and loaned to the Company.  If the Funding Member elects to contribute the Non-Funding Member’s Proportionate Share as an Additional Capital Contribution on account of the Non-Funding Member’s failure to fully fund its Proportionate Share, the Non-Funding Member’s Percentage Interest shall be reduced (and the Funding Member’s Percentage Interest shall be increased) by an amount (the “Reduction Percentage”) equal to the product of (x) the Non-Funding Member’s then current Percentage Interest multiplied by (y) the quotient obtained by dividing (A)  the product of the portion of the Non-Funding Member’s Proportionate Share the Non-Funding Member failed to contribute to the Company multiplied by 2 divided by (B) the aggregate amount of Capital Contributions made to the Company by the Members as of the date of the calculation.  In addition, the Non-Funding Member’s Capital Account will be reduced (and the Funding Member’s Capital Account will be increased) by an amount equal to the product of the positive balance of the Non-Funding Member’s Capital Account multiplied by the Reduction Percentage.  For illustration purposes only, an example of the foregoing calculations is set forth on Exhibit J attached hereto.

7.2

Withdrawal of Members’ Contributions to Capital.  Except as provided in this Agreement, no Member may withdraw capital from the Company without the consent of the other Members.  No Member shall be entitled to interest on its contributions of capital to the Company.  The Members agree that no Member shall be personally liable for the return of Capital Contributions of any other Member, if and to the extent that any return is required; and any such return shall be made solely from the assets of the Company, if any.

7.3

Capital Accounts.

(a)

A separate “Capital Account” shall be established and maintained for each Member in accordance with the rules set forth in Section 1.704-l(b) of the Regulations.  Subject to the foregoing, generally the Capital Account of each Member shall be credited with the sum of (i) all cash and the fair market value of any property (net of liabilities assumed by the Company and liabilities to which such property is subject) contributed to the Company by such Member as provided in this Agreement, and (ii) all Net Profits, gains and other items of income of the Company allocated to such Member pursuant to Article 8 hereof, and shall be debited with the sum of (x) all Net Losses, items of deduction or loss of the Company allocated to such Member pursuant to Article 8 hereof, (y) such Member’s distributive share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (z) all cash and the fair market value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member pursuant to Article 9 hereof.  Any references in any Section or subsection of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above and as otherwise required by Regulations under Section 704(b) of the Code.

(b)

The following additional rules shall apply in maintaining Capital Accounts:

(i)

Amounts described in Section 709 of the Code (other than amounts with respect to which an election is in effect under Section 709(b) of the Code) shall be treated as described in Section 705(a)(2)(B) of the Code.

(ii)

In the case of a contribution to the Company of a promissory note (other than a note that is readily tradable on an established securities market), the Capital Account of the Member contributing such note shall not be increased until (a) the Company makes a taxable disposition of such note, or (b) principal payments are made on such note.

(iii)

If property is contributed to the Company, Capital Accounts shall be adjusted in accordance with Treasury Regulation Sections 1.704-l(b)(2)(iv)(d) and 1.704-l(b)(2)(iv)(g).

(iv)

If, in any Fiscal Year of the Company, the Company has in effect an election under Section 754 of the Code, Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

(c)

It is the intention of the Members to satisfy the capital account maintenance requirements of Treasury Regulation Section 1.704-l(b)(2)(iv), and the foregoing provisions defining Capital Accounts are intended to comply with such provisions.  If the Executive Committee determines that adjustments to Capital Accounts are necessary to comply with such Regulations, then the adjustments shall be made provided it does not materially impact upon the manner in which property is distributed to the Members in liquidation of the Company.

(d)

Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Member, the Capital Account of such Member shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made.  Any Member, including any substitute Member, who shall acquire an interest or whose interest shall be increased by means of a transfer to him of all or part of the interest of another Member, shall have a Capital Account which reflects such transfer.

ARTICLE 8
ALLOCATIONS OF PROFITS AND LOSSES

8.1

Definitions Related to Allocations of Net Profits and Net Losses.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Net Profits” and “Net Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such year or period, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, or reduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 8.1 shall be added to such taxable income or loss;

(ii)

Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 8.1 shall be subtracted from such taxable income or loss;

(iii)

In the event the Book Value of any Company asset is adjusted in compliance with Regulation Section 1.704-1(b), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

(iv)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(v)

In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, whenever the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year, depreciation, amortization or other cost recovery deductions allowable with respect to an asset shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income taxes of an asset at the beginning of a year is zero, depreciation, amortization or other cost recovery deductions shall be determined by reference to the beginning Book Value of such asset using any reasonable method selected by the Manager; and

(vi)

Notwithstanding any other provision of this Article 8, any items which are specially allocated pursuant to Section 8.6 shall not be taken into account in computing Net Profits or Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.  Subject to the preceding sentence, the amount of Nonrecourse Deductions for a Company Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Company

Minimum Gain during that Fiscal Year (determined under Section 1.704-2(d) of the Regulations) over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain ( determined under Section 1.704-2(h) of the Regulations).

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

“Member Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i) of the Regulations.  Subject to the foregoing, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distribution during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

“Company Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations.  Subject to the foregoing, Company Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Company with respect to each nonrecourse liability of the Company if the Company were to transfer the Company’s property which is subject to such nonrecourse liability in full satisfaction thereof.

8.2

Allocations of Fiscal Year Items.  The rules of this Section 8.2 shall apply except as provided in Sections 8.6 and subject to the overall direction of Section 8.5.  For each Fiscal Year, each item of income, gain, loss and deduction (other than items allocated pursuant to Section 8.6 of this Agreement) shall be allocated, insofar as possible, so that, following all allocations pursuant to Section 8.6 of this Agreement and the allocation pursuant to this Section 8.2, each Member’s Capital Account shall be equal, to the extent possible, the amount that a Member would receive under Article 9 if:  (a) all of the assets of the Company (other than cash and claims of the Company for contributions) were sold for cash equal to their respective Book Values (or, in the case of assets subject to liabilities for which the creditor’s right is limited to assets of the Company, the amounts of such liabilities, if greater than the aggregate book values of such assets); (b) all unconditional obligations to contribute to the Company were collected in full; and (c) all obligations of the Company were satisfied.  Notwithstanding the foregoing, interest earnings on the BIC Funds shall be allocated 95% to Inland and 5% to the Board.

8.3

Proration of Items.  Except to the extent otherwise required by applicable law and with respect to interest earnings on the BIC Funds: (i) in applying Subsection 8.2 of this Agreement, to the extent possible, each item of income, gain, loss and deduction shall be allocated among the Members in the same proportions as each other such item, and, to the extent permitted by law, each item of credit shall be allocated in such proportions; and (ii) to the extent necessary to produce the result prescribed by Section 8.2 of this Agreement, items of income and gain shall be allocated separately from items of loss and deduction.

8.4

Limitation on Loss Allocations.  Notwithstanding anything in this Agreement to the contrary:

(a)

No loss or item of deduction shall be allocated to a Member if such allocation would cause the Capital Account of such Member to have a deficit in excess of the sum of (i) the amount of additional capital such Member would be required to contribute to the Company if the Company were to dissolve on the last day of the accounting period to which such allocation relates plus, (ii) such Member’s distributive share of Company Minimum Gain as of the last day of such accounting period, determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Member’s share of Member Minimum Gain as of the last day of such year, determined pursuant to Regulation Section 1.704-2(i)(5).  Any amounts not allocated to a Member pursuant to the limitations set forth in this paragraph shall be allocated to the other Members to the extent possible without violating the limitations set forth in this paragraph.

(b)

For purposes of the preceding paragraph, the balance of a Member’s Capital Account shall be determined after reducing such Capital Account by (i) all anticipated allocations of loss or deduction pursuant to Sections 704(e)(2) and 706(d) of the Code, and Section 1.751-1(b)(2)(ii) of the Treasury Regulations, and (ii) anticipated distributions to such Member to the extent such anticipated distributions exceed anticipated increases to such Member’s Capital Account during or prior to the year of distribution (other than increases which may not be taken into account pursuant to Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations).

8.5

Intentions and Construction of Allocations.  It is the intention of the Members that the aggregate Net Profits and items of income and gain allocated to the Members pursuant to this Agreement equal the economic profits of the Members (i.e. the excess of distributions over capital contributions to the Company) and that the aggregate Net Losses and items of loss and deduction allocated to the Members pursuant to this Agreement equal the economic losses of the Members (i.e., the excess of capital contributions over distributions).  These provisions shall be so interpreted as necessary to accomplish such result.

8.6

Special Allocations.  The following special allocations shall be made in the following order:

(a)

Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated (before any other allocation is made pursuant to this Article 8) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member’s share of the net decrease in Company Minimum Gain.

(i)

The determination of a Member’s share of the net decrease in Company Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(g).

(ii)

The items to be specially allocated to the Members in accordance with this Section 8.6(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6).

(iii)

This Section 8.6(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)

Member Minimum Gain Chargeback:  Except as otherwise provided in Regulation Section 1.704-2(i)(4), in the event there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of that Member Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) equal to that Member’s share of the net decrease in Member Minimum Gain.

Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Section 1.704-2(i)(4).  This subsection 8.6(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

Qualified Income Offset Allocation.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) which would cause the negative balance in such Member’s Capital Account to exceed the sum of (i) its obligation to restore a Capital Account deficit upon liquidation of the Company, plus (ii) his share of Company Minimum Gain determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess negative balance in such Member’s Capital Account as quickly as possible.  This Section 8.6(c) is intended to comply with the alternative test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)

Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) any amounts such Member is obligated to restore pursuant to this Agreement, plus (ii) such Member’s distributive share of Company Minimum Gain as of such date, plus (iii) such Member’s share of Member Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.6(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 8 have been made, except assuming that Section 8.5(c), and this Section 8.5(d) were not contained in this Agreement.

(e)

Allocation of Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Percentage Interests.

(f)

Allocation of Member Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated as prescribed by the Regulations.

8.7

Built-In Gain or Loss/Section 704(c) Tax Allocations.  In the event that the Capital Accounts of the Members are credited with or adjusted to reflect the fair market value of the Company’s property and assets, the Members’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and Book Value of such property, in accordance with the “traditional method” without curative allocations, as provided for under Treasury Regulations Section 1.704-3(b).  Any deductions, income, gain or loss specially allocated pursuant to this Section 8.7 shall not be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Members’ Capital Account.

8.8

Recapture.  Ordinary taxable income arising from the recapture of depreciation and/or investment tax credit shall be allocated to the Members in the same manner as such depreciation and/or investment tax credit was allocated to them.

8.9

Retention of Section 751 Assets.  Upon the occurrence of an event which would otherwise cause a reduction in a Member’s respective interest in the Company’s Section 751 assets (“substantially appreciated inventory” and “unrealized receivables” as defined in Section 751 of the Code), such as the admission of new Members or otherwise, no such reduction shall occur with respect to Members who were Members immediately preceding such event and who continue to be Members after the occurrence of such event but, rather, each such Member shall retain its respective interest in the Company’s Section 751 assets existing immediately prior to such event.

8.10

Prohibition Against Retroactive Allocations.  Notwithstanding anything in this Agreement to the contrary, no Member shall be allocated any loss, credit or income attributable to a period prior to its admission to the Company.  In the event that a Member transfers all or a portion of its Membership Interest, or if there is a reduction in a Member’s Percentage Interest due to the admission of new Members or otherwise, each Member’s distributive share of Company items of income, loss, credit, etc., shall be determined by taking into account each Member’s varying interests in the Company during the Company’s taxable year.  For this purpose, unless the Executive Committee elects to provide for an interim closing of the Company’s books, each Member’s distributive share shall be estimated by taking the pro rata portion of the distributive share such Member would have included in its taxable income had it maintained its Membership Interest throughout the Company year.  Such proration shall be based upon the portion of the year during which such Member held the Membership Interest, except that extraordinary, non-recurring items shall be allocated to the Persons holding Membership Interests at the time such extraordinary items occur.

8.11

Allocation of Nonrecourse Liabilities.  The “excess nonrecourse liabilities” of the Company (within the meaning of Section 1.752-3(a)(3) of the Regulations) shall be allocated to the Members in accordance with their respective Percentage Interests

ARTICLE 9
DISTRIBUTIONS TO MEMBERS

9.1

Existing Portfolio Operating Distributable Cash.

(a)

Existing Portfolio Operating Distributable Cash shall be distributed among the Members on a monthly basis, if available, but in no event less frequently than quarterly as follows:

(i)

First, to the Members to the extent of and in proportion to any accrued and unpaid interest on Priority Loans;

(ii)

Then, to the Members, to the extent of and in proportion to any outstanding principal balances on Priority Loans; and

(iii)

Then, to the Members in proportion to their respective Percentage Interests.

(b)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.1, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

9.2

Acquired Project Operating Distributable Cash.

(a)

Acquired Project Operating Distributable Cash shall be distributed among the Members on a monthly basis, if available, but in no event less frequently than quarterly as follows:

(i)

First, to the Members to the extent of and in proportion to any accrued and unpaid interest on Priority Loans;

(ii)

Then, to the Members, to the extent of and in proportion to any outstanding principal balances on Priority Loans; and

(iii)

Then, to the Members in proportion to their respective Percentage Interests.

(b)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.2, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

9.3

Capital Event Distributable Cash – Existing Portfolio Projects.

(a)

Capital Event Distributable Cash arising with respect to an Existing Portfolio Project shall be distributed among the Members as soon as practicable after the Company’s receipt of the same, but in any event within thirty (30) days after the occurrence of the Capital Event, as follows:

(i)

First, to Inland, in an amount equal to the balance of the BIC Funds at such time;

(ii)

Then, to the Members to the extent of and in proportion to any accrued and unpaid interest on Priority Loans;

(iii)

Then, to the Members, to the extent of and in proportion to any outstanding principal balances on Priority Loans;

(iv)

Then, to the Members in proportion to their respective Percentage Interests.

(b)

Upon the sale or disposition of all of the Existing Portfolio Projects, the Manager shall cause the Company’s accountants to determine (i) the amount of Distributable Cash distributed by the Company to the Board pursuant to Section 9.1 above and this Section 9.3, and (ii) based upon such distributions, the IRR achieved by the Board on its Existing Portfolio Project Equity.  To the extent such calculation determines that the Board received an IRR on its Existing Portfolio Project Equity in excess of

11%, the Company's accountants shall determine the amount, in dollar terms, received by the Board over an 11% IRR (the "Excess Return").  Inland shall be entitled to an additional distribution from the Company equal to the product of (i) the Excess Return multiplied by (ii) twenty percent (20%) of the Board’s Percentage Interest.  The Board shall repay to the Company the amount to which Inland is entitled hereunder within thirty (30) days after such computation.

(c)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.3, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

(d)

For illustration purposes only, an example of the foregoing calculations is set forth on Exhibit K attached hereto.

9.4

Capital Event Distributable Cash – Acquired Projects.

(a)

Capital Event Distributable Cash arising with respect to an Acquired Project which is not an Existing Portfolio Project shall be distributed among the Members as soon as practicable after the Company’s receipt of the same, but in any event within thirty (30) days after the occurrence of the Capital Event, as follows:

(i)

First, to Inland, in an amount equal to the balance of the BIC Funds at such time;

(ii)

Then, to the Members to the extent of and in proportion to any accrued and unpaid interest on Priority Loans;

(iii)

Then, to the Members, to the extent of and in proportion to any outstanding principal balances on Priority Loans;

(iv)

Thereafter:

(A) if the Acquired Project is not a Core Plus Project,

(1)

to the Members in accordance with their respective Percentage Interests until each Member has realized a cumulative IRR equal to eleven percent (11%) from all distributions under Sections 9.2 and 9.4 with respect to non-Core Plus Projects (other than Priority Loans), and

(2)

thereafter eighty percent (80%) to the Members in accordance with their respective Percentage Interests and twenty percent (20%) to Inland; or

(B)  if the Acquired Project is a Core Plus Project,

(1)

to the Members in accordance with their respective Percentage Interests until each Member has realized a cumulative Core Plus Project IRR equal to eleven percent (11%) from all distributions under Sections 9.2 and 9.4 with respect to-Core Plus Projects (other than Priority Loans), and

(2)

thereafter, eighty percent (80%) to the Members in accordance with their respective Percentage Interests and twenty percent (20%) to Inland.

(b)

Upon a good faith distribution of funds in the manner expressly provided in this Section 9.4, the Manager shall incur no liability on account of such distributions, even though such distributions may result in the Company retaining insufficient funds for the operation of its business, which insufficiency may result in a loss to the Company or necessitate the borrowing of funds by the Company.

9.5

Annual Reconciliation; Clawback.

(a)

Upon the expiration of each Fiscal Year, the Manager shall cause the Company’s accountants to ascertain the amount of Distributable Cash for the immediately preceding Fiscal Year each Member should have received pursuant to Sections 9.1, 9.2, 9.3 and 9.4 above (the “Reconciliation Calculation”).  Based upon the Reconciliation Calculations, the Members shall reconcile between themselves any overpayments or underpayments of Distributable Cash received by the Members during the applicable Fiscal Year.  Such reconciliation shall be made within thirty (30) days after the computation of the Reconciliation Calculation.

(b)

Upon the final liquidation of all of the Company’s assets, the Manager shall cause the Company’s accountants to calculate the IRR of the Board with respect to all Capital Contributions and Priority Loans or other sums advanced by the Board to the Company or any Project Entity.  In the event that (i) the IRR of the Board as of such date (taking into account any payments made by the Board to Inland pursuant to Section 9.3(b) above) is less than eleven percent (11%) (the “Threshold Return”) and (ii) Inland, as of such date, has previously received distributions pursuant to Sections 9.4(a)(iii)(A)(2) or 9.4(a)(iii)(B)(2) above or any payment from the Board pursuant to Section 9.3(b) above (collectively, the “Excess Payments”), then Inland shall pay to the Board within thirty (30) days after the date of such calculation an amount equal to the lesser of (x) the sum of the Excess Payments, or (y) the amount required to provide the Board with the Threshold Return.

9.6

Limitation Upon Distributions.  No distribution shall be made to Members if prohibited by Section 18-607 of the Delaware Act.

ARTICLE 10
CERTAIN FEES

10.1

Certain Fees to Inland and Inland Affiliates.  With respect to all Acquired Projects and all Existing Portfolio Projects, Inland and/or certain of Inland’s Affiliates shall be initially engaged to provide certain services pursuant to the form attached as Exhibit G; and to the extent Inland provides such services, Inland (or, as the case may be, its Affiliates) shall be entitled to receive certain fees from the Company or the applicable Project Entity as specified on Exhibit E attached hereto and hereby made a part hereof.

ARTICLE 11
BOOKS AND RECORDS

11.1

Accounting Period.  The Company’s accounting period shall be the calendar year.

11.2

Records.  Proper and complete records and books of account shall be maintained by the Company in conformity with generally accepted accounting principles consistently applied.  All transactions and other matters relating to the Company’s business shall be entered fully and accurately in such records and books of account in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours following twenty-four (24) hours advance notice to the Manager.  The Company shall also keep at its principal place of business the following records:

(a)

A current list of the full name and last known address of each Member;

(b)

Copies of records to enable a Member to determine the relative voting rights, if any;

(c)

A copy of the Articles of Organization of the Company and all amendments thereto;

(d)

Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three most recent years;

(e)

Copies of this Agreement, together with any amendments thereto;

(f)

Copies of any financial statements of the Company for the three most recent years; and

(g)

Copies of all minutes from meetings of the Executive Committee.

11.3

Audits and Reports.  Inland shall deliver to the Board the following financial statements and reports at the times indicated below:

(a)

On or before the execution of this Agreement and thereafter on each subsequent October 1st thereafter during the term of this Agreement, Inland shall prepare and submit to the Executive Committee a budget for each Approved Project (the “Project Budget”) and the Company for the next ensuing calendar year (each such budget an “Annual Budget”).  The Board acknowledges that Inland has submitted a Project Budget and an Annual Budget for 2007 and that the next due date for updated Project Budgets and Annual Budget shall be October 1, 2007.  The Project Budget and the Annual Budget shall include a summary in reasonable detail of all activities or operations contemplated with respect to the applicable Approved Project and the Company for the period in question, including details of anticipated expenditures and revenues.

(b)

Within forty-five (45) days after the acquisition or disposition of an Approved  Project Inland shall deliver to the Members a complete set of documentation evidencing such acquisition or disposition and such other information as the Members may reasonably request in connection therewith.

(c)

Within ten (10) days after the expiration of each calendar month, Inland shall deliver or cause to be delivered to the Board and/or its designees in a mutually acceptable format reports showing, among other things, the results of the operations of each Acquired Project and property in the Existing Portfolio for the immediately preceding calendar month and year-to-date, together with an analysis of actual results for such Acquired Project or property in the Existing Portfolio compared to the Annual Budget for such Acquired Project or property in the Existing Portfolio on a month-to-date and year-to-date basis.  Such reports shall also contain a detailed month-to-date and Fiscal-Year-to-date description of all receipts and other collectible charges for each tenant or debtor, plus a schedule of all outstanding receivables.

(d)

Within fifteen (15) days after the expiration of each calendar quarter, Inland, at its sole cost and expense, shall deliver to the Board and/or its designee such other reports, statements and information regarding the Company, the Project Entities and the Approved Projects as the Board may reasonably request from time to time in the Board’s discretion; provided, however, to the extent such requested information gives rise to any third party expenses (other than expenses incurred by Inland Management), the Board shall be responsible for such expenses.

(e)

Within sixty (60) days after the expiration of each taxable year, Inland will provide to the Board a draft of year end financial statements and a draft of all Federal, State and local tax returns for the immediately preceding taxable year for the Company and, to the extent required by any applicable law, code or regulation, each Project Entity.

(f)

Within ninety (90) days after the expiration of each taxable year Inland shall deliver to the Board financial statements for the Company and each Project Entity prepared by an independent certified public accounting firm acceptable to the Executive Committee in accordance with GAAP consistently applied.

(g)

Within one hundred twenty (120) days after the expiration of each taxable year Inland shall deliver to the Board final tax returns for the preceding taxable year for the Company and, to the extent required by applicable law, each Project Entity.

(h)

Except as set forth in Section 11.3(d) above, the Company shall pay in accordance with the applicable Annual Budget for the Company the costs of any third parties providing the Company with auditing and tax preparation services in connection with the preparation of the reports and financial statements described in this Section 11.3.

(i)

Within thirty (30) days after the settlement of any litigation by or against the Company or any Project Entity where the settlement amount does not exceed $25,000, Inland shall deliver to the Executive Committee notice of such settlement.

11.4

Methods of Accounting.  All income tax and financial reports and returns of the Company shall be prepared in accordance with GAAP consistently applied.  Subject to the provisions of Section 5.2, all elections with respect to tax matters to be made by or for the Company shall be made by the TMM.

11.5

Tax Matters Member.  For purposes of Code §§ 6221 through 6233, the TMM shall have the following duties:

(a)

The TMM shall keep the Members informed of all administrative and judicial proceedings, as required by Code § 6223(g), and shall furnish to the Members a copy of each notice or other communication received by the TMM from the Internal Revenue Service (except such notices or communications as are sent directly to the Members by the Internal Revenue Service).  The TMM is hereby authorized and required by the Members to file all tax returns of the Company and in all instances to elect to treat the Company as a partnership for tax purposes.  The expenses so incurred by the TMM shall be Company expenses and shall be paid by the Company in accordance with the applicable Annual Budget for the Company.

(b)

The TMM shall have the authority, on behalf of the Company, to do all or any of the following:

(i)

enter into a settlement agreement or make any election with the IRS which purports to bind any other Member;

(ii)

file a petition as contemplated in Code §§ 6226(a) or 6228;

(iii)

intervene in any action as contemplated in Code § 6226(b);

(iv)

file any request contemplated in Code § 6227(b);

(v)

enter into an agreement extending the period of limitations as contemplated in Code § 6229(b)(1)(B); and

(vi)

in the event of a transfer of all or any portion of the Interests of any Member, elect pursuant to Section 754 of the Code to adjust the basis of assets of the Company.

Should the TMM wish to resign, the Executive Committee shall promptly appoint a replacement, upon which such resignation shall be effective.

11.6

Matters Concerning Banking.  Funds of the Company shall be deposited in an account or accounts of a type, in form and name of the Company and in a bank or banks selected by the Manager.  All funds of the Company shall be used solely for the business of the Company.

11.7

Legal Counsel.  The legal counsel for the Company (“Company Counsel”) shall be selected by Manager and subject to the reasonable approval of the Board.  The Executive Committee may from time to time replace the Company Counsel with legal counsel selected by the Executive Committee.  All costs and expenses of Company Counsel shall be project expenses and shall be included as a contribution of capital to the relevant Approved Project; provided, however, the parties shall use commercially reasonable good faith efforts to develop and utilize standardized acquisition, disposition and organizational documents to minimize legal costs and expenses where possible.  At the request of the Board, the Company shall cause Company Counsel to confer with outside counsel selected and paid by the Board (the “Board’s Counsel”) concerning matters affecting the Company and will provide the Board’s Counsel with copies of such documents and agreements as the Board’s Counsel may reasonably request from time to time in connection with the acquisition or development of Potential Projects.

11.8

Company Accountants.  The initial Accountants of the Company shall be KPMG.  The Executive Committee shall have the unilateral right to cause the Manager to remove the Accountants of the Company, no less than 120 days prior to the beginning of a new calendar year, in which event the Executive Committee, as a Major Decision pursuant to Section 5.2(hh) above, will select replacement Accountants.  The Board shall have the right, at its cost and expense, to engage a separate indpendent public accounting firm selected by the Board to audit the books and records of the Company from time to time and Manager shall reasonably cooperate with such audit.

ARTICLE 12
TRANSFERABILITY AND WITHDRAWAL

12.1

Transfer Limitations.

(a)

Except as expressly  provided in Sections 12.2 through 12.6 below, no Member shall sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a “transfer”), any part or all of its interest in the Company or any Project Entity, or substitute a transferee in its place as a substitute Member of the Company, without the unanimous written consent of all Members and any attempt to do so shall be void.  In no event shall the Manager approve any transfer to any person or entity that is not an “accredited investor” as defined in Regulation D promulgated pursuant to the Securities Act.

(b)

In order to effectuate the purpose of this Section 12.1, each Member that is an entity will seek to transfer its interest in the Company only through a direct transfer of such interest therein in the manner contemplated in this Article 12, and no transfer or other disposition of any stock or partnership or other beneficial interest in any such Entity will be effected, directly or indirectly, unless unanimously approved by the Members.

(c)

In the event of a transfer of any interest in contravention of the provisions of this Section 12.1, the person or entity to whom such transfer is made shall become neither a Member nor an assignee hereunder, and shall not be entitled to participate in any decision or to receive any share of profits or cash in respect of the Company’s business or to share in distributions, if any, in which its assignor would otherwise have been entitled to share, and shall have no right to require any information or accounting of any transactions of the Company, and such assignee shall not be entitled to vote with respect to any Company matter.  No transferee shall be a Member nor shall it have any of the rights thereof until admitted as a Member pursuant to Section 12.1 and until such transferee shall have executed a counterpart of this Agreement and agreed in writing to assume and be bound by all of the relevant obligations of the transferor.

12.2

Right of First Offer.

(a)

At any time after the earlier to occur of (i) the occurrence of a Default Event, (ii) in the event of an Unresolved Major Decision, (iii) in the event the Board and Inland fail to agree upon the identity of a replacement Investment Advisor as contemplated under Section 5.4, (iv) if either Member seeks to transfer its interest in the Company, except with respect to transfers by the Board in accordance with Section 12.5 below and with respect to transfers by Inland in accordance with Section 12.6 below, or (v) at any time after the earlier to occur of (A) the second (2nd) anniversary of the close of the Investment Period, or (B) the third (3rd) anniversary of the date of this Agreement (the “Trigger Date”), any Member wishing to sell its Membership Interest (the “Offeror”) may trigger action pursuant to this Section 12.2(a) by written notice to the other Member (a “Sell Trigger Notice”) specifying to the other Member in writing the price at which the Offeror would be willing to sell its entire Membership Interest to the other Member (the “Stated Selling Price”).  Any Sell Trigger Notice shall reference the invocation of this Section 12.2 and shall constitute an irrevocable offer from the Offeror to the other Member (the “Respondent”) to sell all, but not less than all, of the Membership Interest in the Company of the Offeror at the Stated Selling Price.  Within thirty (30) days following a triggering of the provisions of this Section 12.2(a), the Respondent shall notify the Offeror of its intention either (x) to buy all of the Offeror’s Membership Interest in the Company from the Offeror for the Stated Selling Price, or (y) to permit the Offeror to sell its Membership Interest to an independent third-party pursuant to an arm’s length transaction for an amount equal to or greater than the Stated Selling Price (the “Required Third Party Price”), without regard to the restrictions set forth in Section 12.1 above. In the event the Respondent fails to timely notify the Offeror of its election pursuant to this Section 12.2(a), the Respondent shall be deemed to have elected to proceed pursuant to clause (y) above.

(b)

In the event the Respondent elects or is deemed to have elected to proceed pursuant to clause (y) of Section 12(a) above, the Offeror shall have the right for a period of twelve (12) months after the Trigger Date (the “Third Party Sale Period”) to sell its Membership Interest in the Company to a bona fide third party for the Required Third Party Price.  In the event the Offeror fails to consummate the sale of its Membership Interest for the Required Third Party Price prior to the expiration of the Third Party Sale Period, Offeror’s rights to sell its Membership Interest to a third party will be revoked until such time as the Offeror has repeated the process set forth in Section 12.2(a) and provided the Respondent with the right to make its election pursuant to Section 12.2(a) above.

(c)

In the event the Board is a seller of its interest in the Company pursuant Section 12.2(a) above, the Board shall have the right to sell part or all of its interest to Inland at the Stated Selling Price in exchange for registered shares of common stock in Inland if Inland is a publicly traded company at the time of the transaction, the price of such shares being ninety-five percent (95%) of the thirty (30) day average price of such stock in Inland prior to the date of the transaction.

(d)

Any exercise of the provisions of this Section 12.2 is also subject to the provisions of Section 12.4 below.

12.3

Buy/Sell Agreement.

(a)

At any time after the Trigger Date, any Member may trigger action pursuant to this Section by providing the other Member with written notice (the “Buy/Sell Trigger Notice”) specifying a proposed value of the Company’s assets net of the Company’s liabilities of all assets of the Company (the “Proposed Net Value”).  Any such specification referring to this Section, or otherwise indicating that the provisions hereof are being invoked, shall constitute an irrevocable offer, from the specifying party (“Initiator”) to the other (“Respondent”), either to buy or to sell, but not both, all, but not less than all, of the Membership Interest in the Company of the Initiator or Respondent, as applicable, at the price and on terms as hereinafter described.

(b)

Within thirty (30) days following the delivery of the Buy/Sell Trigger Notice, the Respondent shall notify the Initiator of its intention either to sell all of its Membership Interest in the Company to the Initiator or to purchase all of the Initiator’s Membership Interest in the Company (the “Response Notice”).  Any failure to respond within such period shall be considered a response indicating an intention to sell.

(c)

The price payable in respect of a Membership Interest transferred hereunder (net of liabilities to be assumed by the purchaser, as described in Section 12.4(c)), shall be the amount which would be distributed to the holder of such interest if (i) all of the assets of the Company were sold for (x) assumption of all liabilities of the Company, plus (y) cash in the amount of the Proposed Net Value minus (z) hypothetical transaction costs, and (ii) that cash were then distributed in liquidation of the Company.

(d)

Exercise of the provisions of this Section 12.3 is also subject to the provisions of Section 12.4 below.

12.4

Provisions Applicable to Right of First Offer and Buy/Sell Agreement.

(a)

If the selling Member under Section 12.2(a)(x) or Section 12.3 has made any outstanding Priority Loans to the Company, then the purchasing Member shall also acquire all debt claims of the seller against the Company, at their respective full amounts owed.

(b)

If any Member elects to purchase the other Member’s Membership Interest pursuant to Section 12.2(a)(x) or Section 12.3 above, the purchasing Member shall deliver to a mutually acceptable escrow agent a non-refundable cash deposit within thirty (30) days of Respondent’s actual or deemed notice in an amount equal to the lesser of (i) five percent (5%) of the Stated Selling Price or the price as determined by Section 12.3(c), as applicable, or (ii) $1,000,000 (the “Deposit”) to secure the purchasing Member’s obligations hereunder.

(c)

Closing of any sale pursuant to Section 12.2(a)(x) or Section 12.3 above (“Closing”) shall occur on the thirtieth (30th) day following the date of the escrow agent's receipt of the purchasing Member’s deposit as contemplated by Section 12.4(b) above (or, if such day is not a business day, the next succeeding business day) (the “Closing Date”), at the principal place of business of the Company, or at such other time and place as may be mutually agreed upon, and (unless otherwise agreed to by the parties) shall be on a cash basis.  At such Closing: (i) the seller shall convey all of its Membership Interest in the Company, and, if applicable, all of its debt claims against the Company, and warrant that such interests and claims are free of all adverse claims; (ii) the purchaser shall pay the seller, as applicable, either the Stated Selling Price or the price as determined by Section 12.3(c) of this Agreement, as applicable (the “Intra-Member Purchase Price”), less a credit for the Deposit (which shall be delivered by the escrow agent to the seller and the amount thereof credited against the Intra-Member Purchase Price), and as adjusted by customary closing prorations and customary closing costs, in cash or by certified or cashier’s check; and (iii) all parties shall execute and deliver such other documents as may be appropriate to effect, evidence and perfect the transaction.  Notwithstanding anything in this Section 12.4(c) to the contrary, in the event that any Existing Portfolio Project or Approved Project which is part of the transaction under Sections 12.2 or 12.3 above has been acquired by the Company and the taxes were prorated on a cash basis at the closing of such acquisition, (x) if the Board is a seller of its Membership Interest pursuant to Sections 12.2 or 12.3 above, at the Closing taxes with respect to such Existing Portfolio Project or Approved Project shall be prorated on a cash basis (except that prorations of taxes with respect to vacant space shall be on an accrual basis); and (y) if the Board is a buyer of Inland’s Membership Interest pursuant to Sections 12.2 or 12.3 above, at the Closing taxes with respect to such Existing Portfolio Project or Approved Project shall be prorated on a cash basis (except that prorations of taxes with respect to vacant space shall be on an accrual basis).

(d)

In the event the Respondent elects to proceed pursuant to 12.2(a)(x) or Section 12.3 above, should the purchaser fail timely to close, the seller, as its exclusive remedies in the circumstances, (i) shall be entitled to receive from the escrow agent, as liquidated damages for such failure, the Deposit deposited pursuant to Section 12.4(b) of this Agreement, (ii) shall have the right for a period of twelve (12) months after the scheduled Closing Date (the “Default Sale Period”) to sell its Membership Interest in the Company to a bona fide third party for not less than the Intra-Member Purchase Price, and (iii) the purchaser’s rights pursuant to Section 12.3 shall be suspended for a period of twelve (12) months.  In the event the seller thereafter fails to consummate the sale of its Membership Interests to a third party during the Default Sale Period, the seller’s rights to sell its Membership Interest to a third party will be suspended until such time as the seller has delivered a Trigger Notice pursuant to Section 12.2(a) or Section 12.3(a) above and provided the purchaser, as the Respondent, with the right to make its election pursuant to Section 12.2 or Section 12.3 above.

(e)

In connection with a transfer pursuant to these Sections 12.2 through 12.4, the purchaser may designate another person or persons to acquire the seller’s Membership Interest in the Company, in which event such other person(s) shall acquire such Membership Interest, but no such designation or acquisition shall relieve the purchasers (as determined without regard to this Section 12.4(e)) from any obligation under these Sections 12.2 through 12.4.

(f)

Any Member shall have the right to exercise either the Right of First Offer pursuant to Section 12.2 above or the Buy/Sell Agreement pursuant to Section 12.3 above (such Member being the “Initiating Member”); provided, however, that upon any Member’s exercise of either of these provisions, no Member may again trigger the provisions of either Section 12.2 or Section 12.3 until the termination of all procedures and timeframes pursuant to the Initiating Member’s chosen provision.

(g)

As a condition to any sale by either Member of its Membership Interest in the Company pursuant to either Section 12.2 or this Section 12.3, the selling Member must be released at the closing from any indemnities, guaranties or other credit enhancements granted by such Member on behalf of the Company or any Project Entity to any third party.

12.5

Certain Permitted Transfers by the Board.  Notwithstanding the restrictions on transfers set forth in Section 12.1 above or any other provision of this Agreement purporting to limit the Board's rights to transfer its Membership Interest in the Company, the Board shall have the right to transfer its Membership Interest in the Company in the event the Board is required to do so by virtue of any legislative action, statute or administrative rule or order, provided that (i) the applicable transferee is an institutional investor with financial capacity reasonably acceptable to Inland, so long as such transferee expressly assumes the obligations of the Board hereunder; and (ii) if such transfer triggers a due on sale clause, the Board shall protect the Company against any material adverse economic effect or detriment arising from the transfer.

12.6

Certain Permitted Transfers by Inland.  Provided (i) such transfer does not result in the application of any due on sale clause under any Company or Project Entity financing or otherwise, a default thereunder (unless Inland has obtained the prior written consent of the applicable lender) and (ii) the transferee has financial capacity and expertise similar to Inland, Inland may transfer its Membership Interest (in whole, but not in part) to an Affiliate or other related party of Inland pursuant to a corporate merger or reorganization so long as such transferee expressly assumes the obligations of Inland hereunder.

12.7

Termination of Obligations.  As of the effective date of any transfer not prohibited hereunder by a Member of its entire interest in the Company, such Member’s rights and obligations hereunder shall terminate except as to any indemnity obligations of such Member attributable to acts or events occurring prior to such date.  Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Members but shall remain in effect as to the other Members.  In the event of a transfer of its entire Membership Interest by a Member to another Member, the Member to whom such interest is transferred shall indemnify, defend and hold harmless the Member so transferring its Membership Interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards, and costs and expenses (including but not limited to reasonable attorneys’ fees) incurred in or rising directly or indirectly, in whole or in part, out of operation of the business of the Company, excluding only those liabilities, if any, accruing after to the date of such transfer.

12.8

Restraining Order.  In the event that any Member shall at any time transfer or attempt to transfer its Company interest in violation of the provisions of this Agreement and any rights hereby granted, then the other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer set forth in this Agreement.

12.9

No Termination.  Notwithstanding any provision to the contrary in this Article 12, no Member shall transfer all or any part of its Membership Interest to a Person or Entity other than another Member if such transfer would result in a termination of the Company under the Code.

12.10

Withdrawal.  No Member shall have the right to withdraw from the Company without the prior written consent of the remaining Members.

ARTICLE 13
DISSOLUTION AND TERMINATION

13.1

Waiver of Rights.  Each Member does hereby expressly waive any and all rights to dissolve, terminate or liquidate, or to petition a court for the partition, dissolution, termination or liquidation of the Company except as provided in this Article 13.

13.2

Voluntary Termination.  Prior to the expiration of the term specified in Section 2.9, the Company may terminate upon the occurrence of any of the following events:

(a)

the unanimous written consent of all of the Members;

(b)

the expiration of the term; or

(c)

the sale of substantially all the assets of the Company and the distribution to the Members of all proceeds from such sale.

13.3

Events of Involuntary Dissolution.  Unless continued by the Members pursuant to the provisions of Section 13.4, the Company shall be dissolved prior to the date of its termination, upon the occurrence of any of the following events:

(a)

the dissolution of any Member;

(b)

the filing of an involuntary petition in bankruptcy against any Member which is not dismissed within 120 days of such filing;

(c)

Any Member makes an assignment for the benefit of its creditors or the filing by any Member of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Code or any present or future federal, estate or other statute or law relating to bankruptcy, insolvency or other relief for debtors;

(d)

any Member seeking, or consenting to, or acquiescing in the appointment of any trustee, receiver, conservator or liquidator of it or of all or any substantial portion of its property or interest in the Company; or

(e)

the resignation and withdrawal of any Member from the Company.

13.4

Reformation of Company.  Notwithstanding the provisions of Section 13.3, the Company shall not be dissolved upon the occurrence of any of the events enumerated in Section 13.3 in the event that, within sixty (60) days after the date of any of such events, the remaining Members not responsible for the occurrence of such event elect to continue the business of the Company in a reconstituted form.

13.5

Effect of Dissolution.  Upon dissolution, the Company shall cease to carry on its business, except as permitted by Section 18-803 of the Delaware Act.

13.6

Winding Up, Liquidation and Distribution of Assets.

(a)

Upon dissolution, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.  The Manager shall immediately proceed to wind up the affairs of the Company.

(b)

If the Company is dissolved and its affairs are to be wound up, the Manager shall:

(i)

sell or otherwise liquidate all of the Company’s assets promptly as practicable;

(ii)

allocate any Net Profit or Net Loss or items of income, gain, loss or deduction resulting from such sales to the Members in accordance with Article 8 hereof;

(iii)

discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company; and

(iv)

distribute any remaining Distributable Cash in accordance with the provisions of Sections 9.1 through 9.5 hereof, provided that BIC Funds shall be distributed solely to Inland.

(c)

(i)

If the Manager has been unable to completely liquidate its interest in all of the Projects prior to the expiration of the Term, Inland will have sixty (60) days after the expiration of the Term to deliver to the Board written notice (the “Liquidation Notice”) stipulating a price for each of the remaining Projects (each price a “Liquidation Price”, in the aggregate, the “Total Liquidation Price”).  The Board shall have thirty (30) days from the date it receives the Liquidation Notice to elect by written notice to Inland and the Executive Committee either to cause the Company (x) to sell the remaining Projects to Inland for the Total Liquidation Price, or (y) require that the Executive Committee sell the remaining Projects to one or more third party purchasers on the open market for not less than 100% of the Liquidation Price for such Project.  If the Board elects to proceed under clause (x) above, the Company shall sell Inland the remaining assets of the Company for the Total Liquidation Price.  The Closing of such sale shall occur within ninety (90) days after the Board’s election and the Company and Inland shall execute such instruments as are necessary or advisable to consummate such sale.

 (ii)

If  the Board fails to deliver notice of its election prior to the expiration of such thirty (30) day period, the Board conclusively will be deemed to have elected to proceed pursuant to clause (c)(i)(y) above.  If the Board elects to proceed pursuant to clause (c)(i)(y) above, either affirmatively or through the passage of time, then the Manager shall market the remaining assets of the Company on the open market and through such marketing effort the Manager shall determine the fair market value of each of the remaining Projects (the “Fair Market Value”).  If the sum of the Fair Market Values for the remaining Projects (the “Aggregate Fair Market Value”) is greater than 97% of the Total Liquidation Price but less than 100% of the Total Liquidation Price, then Inland will have the right to purchase the remaining Projects for the Aggregate Fair Market Value.  If the Aggregate Fair Market Value is less than 97% of the Total Liquidation Price, then upon the mutual approval of the Members, the Company shall either (x) sell the remaining assets of the Company to Inland for the Aggregate Fair Market Value, (y) sell the remaining assets of the Company to one or more third parties, or (z) extend the term of the Company for one (1) year and the Members shall repeat the foregoing procedure; provided, however, that after the Board receives the Liquidation Notice from Inland, if  the Board elects to require the Executive Committee to sell the remaining assets of the Company to third party purchasers pursuant to clause (c)(i)(y) above, then Inland shall not subsequently have any right to purchase the assets of the Company pursuant to this Section 13.6(c) and the remaining assets of the Company shall be sold by the Executive Committee on the open market to a third party purchaser.

(d)

Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(e)

Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(f)

All Members and the Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

13.7

Certificate of Termination.  When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Termination may be executed and filed with the Secretary of State of Delaware in accordance with the Delaware Act.

13.8

Return of Contribution Nonrecourse to Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution.  If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

ARTICLE 14
ADDITIONAL MEMBERS

14.1

Admission of a New Member.  From the date of the formation of the Company, any Person or Entity acceptable to the Members may become a Member of this Company either by the issuance by the Company of Membership Interests for such consideration as the Executive Committee shall determine, or as a transferee of a Member’s Membership Interest or any portion thereof, subject to the terms and conditions of this Agreement.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1

Governing Laws.  This Agreement, and the application of interpretation hereof, shall be governed by its terms and by the laws of the State of Delaware, and specifically the Delaware Act, but shall be subject to the provisions of Chapter 119 of the Florida Statutes, Florida Statute 215.44(a) and (b), and Florida Statute 215.44(9).  In the event of any conflict between the laws of the State of Delaware and the foregoing Florida statues, the Florida statues shall be given effect.

15.2

No Action for Partition.  No Member has any right to maintain any action for partition with respect to the property of the Company.

15.3

Execution of Additional Instruments.  Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.4

Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.5

Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.6

Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.7

Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

15.8

Third Parties.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

15.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.10

Certification of Non-Foreign Status.  In order to comply with § 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member’s address, (ii) United States Taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations.  Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Manager to withhold 10% of each such Member’s distributive share of the amount realized by the Company on the disposition.

15.11

Notices.  Each Notice shall be in writing, and shall be deemed to have been properly given or served when transmitted by facsimile transmission or internet e-mail (with a conforming copy to be delivered by other means) or when delivered to any nationally recognized overnight courier or by personal delivery (which may include delivery by commercial courier service) if receipt is procured.  The time period in which a response to any Notice must be made, or any action taken or payment made with respect thereto, shall start on the date which is three (3) days after the date of the confirmation of receipt of such facsimile transmission, the date of the delivery of such internet e-mail, the date of receipt indicated on the return receipt of the Notice or on the date of personal delivery evidenced by a receipt.  Rejection of or other refusal to accept a Notice, or the inability to deliver because of changed address or status of which no Notice was given, shall be deemed to be receipt of the Notice sent.  By giving to the other Members at least 10 days’ prior Notice thereof, any Member shall have the right from time to time during the term of this Agreement to change its address for the purposes of this Agreement and to specify as its new address any other address within the United States of America.  All dates and time referred to in this Agreement shall be determined based on local time in Atlanta, Georgia.  Initially, Notices shall be sent to the addresses specified in Exhibit F to this Agreement.

15.12

Amendments and Waivers.  Any amendment to or waiver of a provision of  this Agreement shall be made in writing and signed by the Members.  Prior to amending this Agreement, upon the Board's reasonable request, the Manager shall obtain a legal opinion stating that such amendment, in and of itself, will not result in the Company’s assets being deemed “Plan Assets” for the purposes of  the Plan Asset Rules and ERISA.

15.13

Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.  If any particular provision herein is construed to be in conflict with the provisions of the Delaware Act.  The Delaware Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

15.14

Further Assurances.  The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

15.15

Time.  TIME IS OF THE ESSENCE OF THIS AGREEMENT.

15.16

General Statutory Override.  To the extent permitted by law, the provisions of this Agreement shall govern over all provisions of the Delaware Act which would apply but for (and inconsistently with) this Agreement.  For each question (a) with respect to which the Delaware Act provides a rule (a “default rule”) but permits a limited liability company’s operating agreement to provide a different rule and (b) which is addressed by this Agreement, the default rule shall not apply to the Company.  Without limiting the generality of the foregoing, the following provisions of the Delaware Act shall not apply to the Company: Section 18-304, Section 18-801 and Section 18-804.

15.17

Exculpation.  Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith, it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of either Member or any of their respective successors or assigns against the other Members in connection with this Agreement or any action taken by the Company pursuant to this Agreement, including, without limitation, with respect to any alleged act or omission of such Member or any representative of such Member, any misrepresentation (whether allegedly intentional or unintentional) by or on behalf of such Member, or any breach by or on the part of such Member of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement (collectively, the “Undertakings”), will not exceed such Member’s aggregate investment in the Company, subject to Section 15.1, and (b) no personal liability or personal responsibility of any sort with respect to any of the Undertakings or any alleged breach thereof is assumed by, or will at any time be asserted or enforceable against, such Member or any of its respective Affiliates, or against any of their respective shareholders, directors, officers, employees, agents, advisors, constituent partners, members, beneficiaries, trustees or representatives.  Nothing contained in this Section 15.17 shall limit or impair the operation and effect of the dilution provisions set forth in Section 7.1(g).

[END OF DOCUMENT.  SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BOARD:

THE FLORIDA RETIREMENT SYSTEM TRUST FUND

BY AND THROUGH ITS NOMINEE THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA

By:__________________________________________

Coleman Stipanovich

Executive Director

INLAND:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.,

a Maryland corporation

By:

Name:  __________________________

Title:  ___________________________

EXHIBIT A

EVALUATION MATERIALS

(a)

Description of the Potential Project, including a summary of the investment opportunity and investment considerations and a summary of readily identifiable risks and benefits associated with the proposed investment.

(b)

A copy of the current rent roll for the Potential Project.

(c)

A proposed all-in line item acquisition, construction and operating budget for the Potential Project with appropriate contingency and warranty reserves together with all documentary support therefor in such detail as the Executive Committee may reasonably require and including, without limitation, a calculation of the Project Equity requirements for such Potential Project (the “Project Budget”).

(d)

Proposed Formation Documents, including variances from any pre-approved form documents.

(e)

Financial projections (unleveraged and leveraged) with detailed assumptions.

(f)

Historical financials for the Potential Project.

(g)

Market data (including rental and sales comparables).

(h)

Photographs of the Potential Project and maps showing the location of the Potential Project.

(i)

Site Plans for the Potential Project.

(j)

Known environmental and physical issues.

(k)

Due diligence budget and timeline.

(l)

A competitive submarket survey.

(m)

true, correct and complete copies of all leases, service contracts and agreements affecting or encumbering the Potential Project.

(n)

Any other information the Board or its Investment Advisor or Inland determines to be necessary or advisable in order to permit the Executive Committee to fully evaluate the Potential Project.

(o)

All management agreements for the Potential Project.

(p)

All brokerage commission agreements covering the Potential Project.

(q)

All warranties and guarantees covering any equipment, machinery, or other personal property fixtures situated on the Potential Project.

(r)

All appraisals, and all engineering and environmental studies made with respect to the Potential Project during the past three (3) years.

A

(s)

The most current as-built survey of the Potential Project and title insurance policy with respect to the Potential Project (including all exceptions referred to therein).

(t)

Market rates for leasing commissions in the relevant market for each Potential Project.

A

EXHIBIT B

FUNDING CONDITIONS

1.

Receipt by the Board of a written certification from its Investment Advisor that the relevant Potential Project was duly approved by the Executive Committee at least three business days in advance of the capital funding date; and

2.

There being no then continuing Default Event on the part of Inland or events or circumstances with respect to Inland which would become a Default Event upon proper notice and the passage of time.

B

EXHIBIT C

INVESTMENT GUIDELINES

Inland will seek Potential Projects in the Market Area for consideration for investment by the Company which are high quality neighborhood, community and power retail shopping centers in in-fill supply constrained locations with good current cash flow, in good physical condition and with no known environmental conditions.  Inland will also consider lifestyle centers with a dominant retail position against a weak mall competitor.  The typical Potential Project shall have a gross acquisition price in the range of $15,000,000 to the $75,000,000, and the typical holding period of a Potential Project shall be from four to eight years, although such holding period may vary.  The investment objective is to assemble a well diversified  retail portfolio in the Market Area based upon the following target investment criteria:

A.

Core Projects:

Core Projects are defined as existing, stabilized retail properties with good liquidity.

Expected Returns on Core Projects are as follows:

- a minimum 7.5% unleveraged IRR.

- based upon assumed leverage of 55% loan-to-all-in cost, a minimum leveraged IRR of 9.0%.

B.

Core Plus Projects:

Core Plus Projects are defined as existing retail properties requiring some lease-up or minor rehab or repositioning.

Expected Returns on Core Plus Projects are as follows:

- a minimum 9.0% unleveraged IRR.

- based upon assumed leverage of 65% loan-to-all-in-cost, a minimum leveraged IRR of 12%.

C.

At least fifty percent (50%) of the Acquired Projects (other than Additional Inland Projects) shall be Core Plus Projects.

C

EXHIBIT D

FORM PROJECT ENTITY OPERATING AGREEMENT

(SINGLE MEMBER)

(SAB DOCUMENT NO. 1342886.1)

OPERATING AGREEMENT

OF

[PROJECT ENTITY NAME]

The undersigned ____________________, a Delaware limited liability company (“Member”), being the sole member of [Project Entity], a __________________________ limited liability company (“Company”) hereby accepts, adopts and ratifies the articles of organization of the Company filed with the Secretary of State of __________________ on ________________, 20__ and executes this Operating Agreement (“Agreement”) as the written operating agreement within the meaning and/or purposes of the ___________________ Limited Liability Company Act [Appropriate State Corporate Code Reference to be Inserted].

1.

Management.  The Company shall be managed by the Member and the Member shall have full authority in its sole discretion to take all actions on behalf of the Company.

2.

Allocations.  All items, income, gain, loss, deduction and credit of the Company shall be allocated to the Member.

3.

Distributions.  As and when determined by the Member in its sole discretion, all cash of the Company available for distribution shall be distributed to the Member.

4.

Effective Date.  This Agreement shall be effective upon the date of the filing on the Company’s statutory articles of organization.

__________________________________, a Delaware limited liability company

By:

Name:

______________________________

Title:

______________________________

D

EXHIBIT E

FEE SCHEDULE

Inland and/or its Affiliate, Inland Management, will provide acquisition, disposition and property management services to the Company and/or each Project Entity.  Inland, or as the case may be, Inland Management, will be entitled solely to the following fees for the performance of such services:

(i)

Inland shall be paid by the Company an acquisition fee of 0.35% of the gross purchase price for each Acquired Project (excluding the Existing Portfolio);

(ii)

With respect to all properties for which Inland Management serves as Property Manager, Inland Management will receive from the relevant Project Entity a property management fee equal to 4.5% of the actual monthly gross income generated by such Acquired Project provided the leases for the tenants of such Project Entity allow for full recovery of the 4.5% management fee as a pass-through expense.  In the event any such leases do not allow for recovery of any or all of the property management fee, then the property management fee payable by the relevant Project Entity to Inland Management shall be 3.5% of the actual monthly gross income generated by the lease in question (i.e., the fee will be 4.5% for leases which allow for full recovery of the 4.5% management fee as a pass-through expense and 3.5% for all other leases).

Included within this property management fee shall be all legal expenses for leases with any national tenants, the cost of insurance placement, construction supervision of all tenant’s tenant improvement build out, all in-house design work for marketing brochures, all accounting and reporting costs and expenses.

(iii)

Inland Management shall be paid leasing commissions consistent with market rates, as the same are then prevailing in the geographic area in which the Potential Project is located (when an outside broker is involved, the payout is the market rate plus 50%, and on a renewal, the payout is 50%)

In no event shall Inland Management be paid a leasing fee for an Acquired Project that it no longer manages and leases.

(iv)

Inland Management shall be entitled to receive a disposition fee of $30,000 for each Acquired Project (excluding the Existing Portfolio), if the property management fee paid to Inland Management by the applicable Project Entity pursuant to paragraph (ii) above is 3.5%. In the aggregate, such disposition fees shall not exceed $1,000,000.

(v)

In the event that Inland’s brokerage division is engaged by the Company to sell the Portfolio or by any Project Entity to sell an Acquired Project to a third party on behalf of the Company, or as applicable, such Project Entity, the sales commission will be negotiated at that time based upon then-prevailing market rates.

(vi)

Inland or, at Inland’s sole option, Inland Management shall receive an administration fee of 0.25% of total acquisition cost for each Acquired Property to reimburse Inland the costs of any legal costs for the preparation of the purchase and sale documents for acquisition and dispositions,  tax appeals, and the cost of placing all mortgage debt on the properties, to the extent such costs are incurred by Inland and not otherwise reimbursed to Inland pursuant to the Agreement.

E

EXHIBIT F

ADDRESSES FOR NOTICE

If to the Board:

State Board of Administration of Florida

1801 Hermitage Boulevard, Suite 100

Tallahassee, Florida 32308

Attention:  Douglas W. Bennett

Fax No.:  (850) 413-1147

E-mail:  bennett_doug@fsba.state.fl.us

State Board of Administration of Florida

1801 Hermitage Boulevard, Suite 100

Tallahassee, Florida 32308

Attention:  Stephen Spook

Fax No.:  (850) 413-1147

E-mail:  spook_stephen@fsba.state.fl.us

With a copy to:

Morgan Stanley Real Estate Advisors, Inc.

3424 Peachtree Road, NE

Suite 800

Atlanta, Georgia 30326-1118

Attention:  Dexter Warrior

Fax No.:  (404) 812-8359

E-mail:  dexter.warrior@morganstanley.com

Morgan Stanley Real Estate Advisors, Inc.

3424 Peachtree Road, NE

Suite 800

Atlanta, Georgia 30326-1118

Attention:  Ted Klinck

Fax No.:  (404) 846-1493

E-mail:  ted.klinck@morganstanley.com

And to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, NE

Atlanta, Georgia 30309-3996

Attention:  H. Edward Hales, Jr., Esq.

Fax No.: (404) 853-8806

E-mail:  ed.hales@sablaw.com

To Inland and/or

Inland Western Retail Real Estate Trust, Inc.

the Company:

2901 Butterfield Road

Oak Brook,  IL  60523

Attention:  Steven P. Grimes

Fax No.: (630) 368-2308

E-mail:  grimes@inlandgroup.com

With a copy to:

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook,  IL  60523

F

Attention:  Gary Pechter, General Counsel

Fax No.:  (630) 218-4900

E-mail:  gpechter@inlandgroup.com

F

EXHIBIT G

FORM PROPERTY MANAGEMENT AGREEMENT

(Copy attached)

G

EXHIBIT H

EXISTING PORTFOLIO

1.

Huebner Oaks – shopping center located in San Antonio, Bexar County, Texas

2.

Oswego Commons – shopping center located in the City of Oswego, Kendall County, Illinois

3.

Lincoln Park – shopping center located in the City of Dallas, Dallas County, Texas

4.

John’s Creek Village – shopping center located in the City of Duluth, Fulton County, Georgia

5.

Gardiner Manor Mall – shopping center in the Town of Islip, Suffolk County, New York

6.

Commons at Royal Palm – shopping center in the Village of Royal Palm Beach, Palm Beach County, Florida

7.

Southlake Corners – shopping center in the City of Southlake, Tarrant County, Texas.

H

EXHIBIT I

CONTRIBUTION AGREEMENT

(Copy attached)

I

EXHIBIT J

EXAMPLE OF SECTION 7.1(G) CALCULATION

By way of example only, assume that $100,000,000 has been contributed by the Members to the capital of the Company upon formation with the Board’s Initial Percentage Interest being 80% and Inland’s Initial Percentage Interest being 20%.  Assume that a Capital Call of $10,000,000 is made pursuant to Section 7.1(c) of the Agreement.  Therefore, the Proportionate Shares for the Board and Inland of such capital call are 80% ($8,000,000) and 20% ($2,000,000), respectively.  Further assume that Inland funds only $1,000,000 of its Proportionate Share and that the Board elects to fund the unfunded portion of Inland’s Proportionate Share ($1,000,000) as an Additional Capital Contribution.  Based upon the foregoing assumptions, Inland’s failure to fully fund its Proportionate Share will have the following result:

(A)

Inland’s Percentage Interest will be reduced by the Reduction Percentage from 20% to 19.64%, calculated using the following formula:

Reduction Percentage = A x ((B x 2)/C))

Where:

A = Inland’s Initial Percentage Interest (0.20)

B = Inland’s Unfunded Proportionate Share ($1,000,000)

C = Total Capital Contributed to the Company ($110,000,000)

[0.20 x ($1,000,000 x 2) / 110,000,000) = 0.0036

Inland’s Percentage Interest will then be reduced by the Reduction Percentage:

0.20 – 0.0036 = 0.1964 or 19.64%

(B)

The Board’s Percentage Interest will be increased by the Reduction Percentage from 80% to 80.36%.

J

EXHIBIT K

EXAMPLE OF SECTION 9.3 CALCULATION

(Copy attached)

K

EXHIBIT L

EXAMPLE OF SECTION 7.1(D) CALCULATION

Section 7.1 Illustrations

Illustration 1:
Required Cash	$ 100
Funded from BIC Funds	$ 20
Funded by Board	$ 80
Remaining Requirement	$ -0-

Beginning BIC Funds	$ 40
BIC Funds used	$ 20
Ending BIC Funds	$ 20

Beginning Catch-up Balance	$ 160
Board Contribution	$ 80
Ending Catch-up Balance	$ 80

Illustration 2:
Required Cash	$ 100
Funded from BIC Funds	$ 10
Funded by Board	$ 40
Remaining Requirement	$ 50

Inland 20% contribution	$ 10
Board 80% contribution	$ 40
Total Cash contributed	$ 50

Beginning BIC Funds	$ 10
BIC Funds used	$ 10
Ending BIC Funds	$ -0-

Beginning Catch-up Balance	$ 40
Board Contribution	$ 40
Ending Catch-up Balance	$ -0-

L